As filed with the Securities and Exchange Commission on October 28, 2004
Investment Company Act File No. 811-21162

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 13 (Check appropriate box or boxes)	| |

Merrill Lynch Basic Value Principal Protected Fund Of Merrill Lynch Principal Protected Trust (Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

(888) 763-2260 (Registrant’s Telephone Number, Including Area Code:)

TERRY K. GLENN Merrill Lynch Basic Value Principal Protected Fund P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

Andrew J. Donohue, Esq. Fund Asset Management, L.P. PO Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant on behalf of its series, Merrill Lynch Basic Value Principal Protected Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of common stock of the Fund are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such shares do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Shares of common stock of the Fund are not currently being offered for sale within the meaning of Section 5 of the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Merrill Lynch Principal Protected Trust (the “Trust”) is an open-end management investment company that was organized on July 15, 2002 as a statutory trust under the laws of the State of Delaware. The Trust consists of three series: the Fund, Merrill Lynch Fundamental Growth Principal Protected Fund and Merrill Lynch Core Principal Protected Fund. Fund Asset Management, L.P. (the “FAM” or the “Investment Adviser”) manages the Fund’s investments under the overall supervision of the Board of Trustees of the Trust.

The Merrill Lynch Basic Value Principal Protected Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. The Guarantee Period began on November 13, 2002 (commencement of operations) and is scheduled to continue for a period of seven years and to conclude on November 13, 2009) (the “Guarantee Maturity Date”). The Post-Guarantee Period will commence immediately following the end of the Guarantee Period. The Fund will be offered on a continuous basis during the Post-Guarantee Period.

The Fund has entered into a Financial Warranty Agreement (the “Warranty Agreement”) with Main Place Funding, LLC (the “Warranty Provider”), pursuant to which the Warranty Provider will issue a financial warranty (the “Financial Warranty”) to the fund in order to make sure that the value of each shareholder’s account on the Guarantee Maturity Date will be no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. Thus, if the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to the shareholder’s Guaranteed Amount, the Warranty Provider will pay the Fund an amount sufficient to make sure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. The Warranty Provider is a Delaware limited liability company and is an indirect, wholly owned subsidiary of Bank of America Corporation (the “Corporation”). The Warranty Provider is in the business of managing closed-end residential mortgage loans and mortgage-backed securities. The Corporation is organized as a Delaware corporation and operates as a bank holding company and a financial holding company. The Corporation has unconditionally guaranteed the obligations of the Warranty Provider under the Warranty Agreement.
A shareholder’s Guaranteed Amount will be reduced if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Warranty Agreement.
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PART A
October 28, 2004

MERRILL LYNCH BASIC VALUE PRINCIPAL PROTECTED FUND
Responses to items 1, 2, 3 and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.
Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

During the Guarantee Period, the Fund will seek capital appreciation and, secondarily, income to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

During the Post-Guarantee Period, the Fund will seek capital appreciation and, secondarily, income by investing in securities, primarily equities, that the Investment Adviser believes are undervalued and therefore represent basic investment value.

(b) Implementation of Investment Objectives

Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during the Guarantee Period.

Under normal market conditions, during the Guarantee Period the Fund’s assets are allocated between a:
•	Basic Value Component, consisting primarily of common stocks, and a
•	Protection Component, consisting primarily of US Treasury bonds, including zero coupon bonds.
Basic Value Component — The Basic Value Component is invested in a diversified portfolio consisting primarily of equity securities of companies that have a market capitalization of at least $5 billion. The Basic Value Component invests primarily in common stock of US companies. In selecting securities, the Investment Adviser emphasizes companies that it believes are undervalued (worth more than they are selling for in the market).

The Investment Adviser places particular emphasis on companies with below-average price/earnings ratios that may pay above-average dividends. The Investment Adviser may also determine a company is undervalued if its stock price is down because of temporary factors from which the Investment Adviser believes the company will recover.

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The Investment Adviser believes that favorable changes in market prices are more likely to occur when:
•	Stocks are out of favor
•	Company earnings are depressed
•	Price/earnings ratios are relatively low
•	Investment expectations are limited
•	There is no general interest in a security or industry

On the other hand, the Investment Adviser believes that negative developments are more likely to occur when:
•	Investment expectations are generally high
•	Stock prices are advancing or have advanced rapidly
•	Price/earnings ratios have been inflated
•	An industry or security continues to become popular among investors

In other words, the Investment Adviser believes that stocks with relatively high price/earnings ratios are more vulnerable to price declines from unexpected adverse developments. At the same time, stocks with relatively low price/earnings ratios are more likely to benefit from favorable but generally unanticipated events. Thus, the Investment Adviser may invest a large part of the Basic Value Component in stocks that have weak research ratings.

The Fund may sell a security if, for example, the stock price increases to the high end of the range of its historical price-book value ratio, if a target valuation is met, if there is a change in company fundamentals, the Investment Adviser determines that the issuer no longer meets the criteria it has established for the purchase of such securities, or the Investment Adviser thinks there is a more attractive investment opportunity in the same category.
Protection Component — The Investment Adviser seeks investments for the Protection Component that have financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date. The Fund will seek to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. The Protection Component will consist primarily of securities issued or guaranteed by the US Government and its agencies or instrumentalities, which may include zero coupon US Treasury bonds. The Fund also may invest in STRIPS (which are securities that are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding US Treasury or agency bond and selling them as individual securities), futures on US Treasury securities, money market instruments and corporate bonds or other debt instruments.

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Asset Allocation — The Investment Adviser uses a mathematical formula to determine, on an ongoing basis, the percentage of assets allocated to the Basic Value Component and to the Protection Component. The formula evaluates a number of factors, including, but not limited to:
•	the market value of the Fund’s assets as compared to the aggregate Guaranteed Amount;
•	the prevailing level of interest rates;
•	equity market volatility; and
•	the length of time remaining until the Guarantee Maturity Date.

The formula was used to determine the initial allocation between the Basic Value Component and the Protection Component on the first day of the Guarantee Period and is used on an ongoing basis to evaluate the allocation of the Fund’s assets. Because market conditions and the level of interest rates are subject to change and the Fund evaluates its asset allocation on an ongoing basis, it is impossible to say with any certainty how much of the Fund’s assets will be allocated to a particular Component over any period of time. In general, as the market value of the Basic Value Component rises, more assets are allocated to the Basic Value Component, and as the market value of the Basic Value Component declines, more assets are allocated to the Protection Component. In the event of a significant decline in the equity market, the formula may allocate all or substantially all of the Fund’s assets to the Protection Component. If this happens, such allocation to the Protection Component may be irreversible. Conversely, it is possible, although unlikely, that changes in market conditions and in the level of interest rates could cause the formula to allocate all or substantially all of the Fund’s assets to the Basic Value Component.

The formula may require the Fund to have a higher portfolio turnover rate as compared to other mutual funds.

The Financial Warranty

While the Fund seeks to provide investors with the upside earnings potential available in rising equity markets to the extent assets are allocated to the Basic Value Component, the Fund also seeks to provide protection against a falling equity marketplace by allocating a portion of its assets to the Protection Component and by entering into the Warranty Agreement. To the extent that assets are allocated to the Protection Component, rather than the Basic Value Component, during the Guarantee Period, the Fund’s ability to participate in upward equity market movements will be reduced. The Fund has entered into the Warranty Agreement to make sure that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount not less than the initial value of that shareholder’s account (less extraordinary expenses not covered by the Warranty Agreement), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. This amount is referred to as the Guaranteed Amount. The Warranty Agreement requires the Investment Adviser to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount at the Guarantee Maturity Date. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Warranty Agreement, the Warranty Provider may elect to cause the Fund to reallocate all of its assets to the Protection Component. Under the terms of the Warranty Agreement, the Warranty Provider may terminate its Financial Warranty in certain limited circumstances. These circumstances may include if the Fund liquidates or reorganizes, if the Investment Adviser ceases to be the adviser of the Fund and any successor adviser is not acceptable to the Warranty Provider, if the custodian is terminated and any successor custodian is not acceptable to the Warranty Provider, or if under the terms of the Warranty Agreement, the Investment Adviser is required to irreversibly allocate all of the Fund’s assets to the Protection Component and fails to do so.

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The Fund will pay to the Warranty Provider, under the Warranty Agreement, an annual fee equal to 0.80% of the average daily net assets of the Fund during the Guarantee Period. If the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to the Guaranteed Amount, the Warranty Provider will pay to the Fund an amount sufficient to make sure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. The Warranty Provider’s obligations under the Warranty Agreement are guaranteed by the Corporation, its parent. A shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of the Warranty Provider and the Corporation. The Corporation has earned ratings of A+ and Aa2 from Standard & Poor’s and Moody’s Investor Services, Inc., respectively. These ratings are an essential part of the Corporation’s ability to provide credit enhancement. If the Warranty Provider and the Corporation become insolvent or their credit deteriorates substantially, payment under the Financial Warranty may not be made or may become unlikely. In such event, the Fund could take a variety of actions, including replacing the Financial Warranty. In such circumstances, shareholders could suffer a loss of principal. During the Post-Guarantee Period, an investment in the Fund will no longer receive the benefit of the Financial Warranty.

The Warranty Provider is a Delaware limited liability company. The Warranty Provider’s principal business is to acquire, hold and manage certain closed-end residential mortgage loans and mortgage-backed securities previously owned by certain affiliates of the Corporation. Historically, the Warranty Provider has issued and sold mortgage-backed bonds, none of which are currently outstanding. Providing financial warranties to a mutual fund is a new line of business for the Warranty Provider. The Corporation is organized as a Delaware corporation and serves as a bank holding company and a financial holding company. Through its banking and nonbanking subsidiaries, the Corporation provides a diverse range of financial services and products throughout the US and in selected international markets. The Corporation has previously issued guarantees of its subsidiaries’ obligations in numerous contexts.

The Warranty Provider and the Corporation have not participated in the organization of the Fund or the preparation of this registration statement, and make no representation regarding the advisability of an investment in the Fund. Information about the Warranty Provider and the Corporation can be found in Part B and in the reports filed with the SEC by the Warranty Provider and the Corporation.

The Fund will provide shareholders with a copy of the most recent annual or quarterly report of the Warranty Provider or the Corporation, free of charge, upon request. The annual report of the Corporation contains a summary of selected financial information. Additionally, the annual report of the Warranty Provider and each quarterly report of the Corporation and the Warranty Provider contains financial information. To receive a copy of these reports shareholders should contact the Fund by telephone at 609-282-2800 or by writing to the Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investments or investment strategies with respect to the Basic Value Component during the Guarantee Period.

The Fund may invest up to 25% of the Basic Value Component in the securities of foreign companies. The Fund concentrates its foreign exposure on established companies in established countries. Although the Fund may invest in emerging markets or underdeveloped countries from time to time, the Fund does not speculate on such markets or countries. The Fund may also lend its securities and invest its uninvested cash balances in affiliated money market funds and may buy securities that are convertible into common stock.

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The Fund normally invests a portion of the Basic Value Component in short-term debt securities, such as commercial paper. As a temporary measure for defensive purposes, the Fund may invest more heavily in these securities, without limitation. The Fund also may increase its investment in these securities when the Investment Adviser is unable to find enough attractive long term investments, to reduce exposure to equities when the Investment Adviser believes it is advisable to do so, or to meet redemptions. Investments in short term debt securities can be sold easily and have limited risk of loss but may limit the Fund’s ability to achieve its investment objective of seeking capital appreciation and, secondarily, income.

The Fund may use derivatives to hedge its portfolio against market and currency risks or to gain exposure to equity markets. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold), a currency or an index such as the S&P 500 Index. The derivatives that the Fund may use include indexed and inverse securities, options on portfolio positions or currencies, financial and currency futures, options on such futures, forward foreign currency transactions and swaps.
Post-Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during Post-Guarantee Period.

After the Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell all of the assets of the Protection Component and increase the Basic Value Component as soon as reasonably practicable. During the Post-Guarantee Period, the Fund will invest primarily in a portfolio of stocks that the Investment Adviser believes are undervalued, which means that their prices are less than what the Investment Adviser believes they are worth and therefore represent basic investment value. The Fund’s main investment strategies during this time are the same as those described above under “Basic Value Component.”

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During the Post-Guarantee Period, the Board of Trustees of the Trust may, in its discretion, cause the Fund to invest all of its assets in shares of another mutual fund with the same investment objective and strategies (in a master/feeder structure) without shareholder approval. In such event, the Fund will become a “feeder” fund in a master/feeder structure and will not make direct investments in securities.
The Board of Trustees of the Fund may also cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law.

Investment Risks
This section contains a summary discussion of the main risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective of capital appreciation and secondarily, income or that the Fund’s performance will be positive for any period of time.

Guarantee Period

Outlined below are the main risks of investing in the Fund during the Guarantee Period.

Risks Associated with the Financial Warranty

The Fund has entered into the Warranty Agreement with the Warranty Provider to make sure that on the Guarantee Maturity Date shareholders will be able to redeem their shares at their Guaranteed Amount per share. It is possible that the financial position of the Warranty Provider and the Corporation may deteriorate and they would be unable to satisfy their respective obligations under the Warranty Agreement. In such event, shareholders will receive the Fund’s net asset value if they redeem their shares on the Guarantee Maturity Date. The Financial Warranty is solely an obligation of the Warranty Provider, and this obligation is guaranteed by the Corporation. The Fund is not guaranteed by Merrill Lynch or its affiliates, the US Government or any other person (other than the Warranty Provider in connection with its issuance of the Financial Warranty and the Corporation in connection with its guarantee of the Warranty Provider’s obligations under the Warranty Agreement). In addition, the Corporation’s guarantee is not an obligation of, or guaranteed by, Bank of America, N.A. or any other bank, and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The terms of the Warranty Agreement require the Investment Adviser to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the Guaranteed Amount. In addition, these investment parameters limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with restrictions set forth in the Warranty Agreement, the Warranty Provider may elect to cause the Fund to reallocate all of its assets to the Protection Component.

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Risks Associated With The Asset Allocation Process — If Fund assets are largely invested in the Protection Component, the Fund’s exposure to equity markets will be reduced and the Fund will be more highly correlated with bonds. In addition, if during the Guarantee Period the equity markets experience a major decline, the Fund’s assets may become largely or entirely invested in the Protection Component. In fact, if the value of the Basic Value Component were to decline significantly (whether within a short period of time or over a protracted period), a complete and irreversible reallocation to the Protection Component may occur. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Investment in the Protection Component during the Guarantee Period reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities.
The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Fund, may increase the Fund’s transaction costs and expose shareholders to greater tax consequences.

Limitations on Guaranteed Amount — If a shareholder may need access to his or her money at any point prior to the Guarantee Maturity Date or if a shareholder prefers to receive dividends and distributions in cash, such shareholder should consider the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, which could result in the redeeming shareholder receiving less than the Guaranteed Amount. In addition, a shareholder’s Guaranteed Amount will be reduced by any redemptions made, and by any dividends and distributions such shareholder receives in the form of cash, prior to the Guarantee Maturity Date. If the Fund incurs extraordinary expenses that are not covered by the Warranty Agreement, a shareholder’s Guaranteed Amount also will be reduced. Examples of such extraordinary expenses may include legal fees or other costs of litigating a claim brought against the Fund.

Risk of Default — A shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of the Warranty Provider and the Corporation. The Financial Warranty is solely an obligation of the Warranty Provider, and this obligation is guaranteed by the Corporation. Consequently, an investment in the Fund involves a risk of loss if the Warranty Provider and/or the Corporation are placed in bankruptcy or receivership, or are otherwise unable to pay their respective obligations or default on their respective obligations, if any. In such event the Fund could take a variety of actions, including replacing the Financial Warranty. In such circumstances, shareholders could suffer a loss of principal.

Taxable Income — The Fund will distribute any net gains and income (including accrued but unpaid income on zero coupon bonds) to shareholders at least annually. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund. Shareholders who do not reinvest distributions, however, will be subject to a reduction in their Guaranteed Amount.

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Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current Guaranteed Amount per share, thereby reducing the overall Guaranteed Amount for the shareholder. A redemption made from the Fund prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, less any applicable deferred sales charge, which may be higher or lower than the net asset value at the Fund’s commencement of operations.

The Guaranteed Amount per share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in additional shares of the Fund, the shareholder’s total Guaranteed Amount will remain the same because he or she will hold a greater number of shares at a reduced Guaranteed Amount per share following payment of a dividend or distribution. The result is to preserve the total Guaranteed Amount to which he or she was entitled before the dividend or distribution was made. If a shareholder elects to receive any dividends or distributions in cash, however, he or she will hold the original number of shares at the reduced Guaranteed Amount per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount to which such shareholder was entitled before the dividend or distribution was made.

Example. Assume a shareholder reinvests dividends and distributions. The number of shares such shareholder owns in the Fund will increase at each date on which a dividend or distribution is declared. Although the number of shares in the account increases, and the Guaranteed Amount per share decreases, the shareholder’s overall Guaranteed Amount does not change.

Assume a shareholder made an initial investment of $20,000 in Class A or Class I shares of the Fund at the offering price of $10.55 (which includes the 5.25% front end sales charge and a $5.35 processing fee). Such shareholder now has $18,944.65 invested in the Fund and holds 1,894.47 shares. The shareholder’s initial Guaranteed Amount is $18,944.65, since the sales charge and processing fee are not covered by the Guarantee. Assume it is now December 31, 2003 and the Fund declares a dividend of $0.15 per share. Also, assume that the net asset value is $11.25 per share at the end of the day on December 31, 2003.

To recalculate the shareholder’s Guaranteed Amount per share:
1.	Determine the value of the shareholder’s dividend. The total dividend will equal the per share dividend multiplied by the number of shares owned the day before the dividend is declared. In the example, 1,894.47 shares are multiplied by $0.15 per share to arrive at $284.17.
2.	Determine the number of shares that will get added to the shareholder’s account when the dividend is reinvested. The additional shares equal the value of the dividend divided by the ending net asset value per share on the day the dividend was declared. In the example, $284.17 divided by $11.25 or 25.26 shares.
3.	Adjust the shareholder’s account for the additional shares. Add 1,894.47 and 25.26 to arrive at the new share balance of 1,919.73.
4.	Determine the shareholder’s new Guaranteed Amount per share. Take the original Guaranteed Amount and divide by the new share balance. In the example, $18,944.65 is divided by 1,919.73 shares to arrive at the new Guaranteed Amount per share of $9.8684.
5.	Your Guaranteed Amount still equals $18,944.65.

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If a shareholder does not reinvest dividends and distributions in additional shares of the Fund, such dividends and distributions will be treated as a redemption of the shares that would have otherwise been purchased through the proceeds of the dividend or distribution, and the Guaranteed Amount will be reduced.

Although shareholders can perform this calculation themselves, the Fund will recalculate the Guaranteed Amount per share whenever the Fund declares a dividend or makes a distribution. It is possible that the Fund’s calculations may differ from a shareholder’s calculations, for example, because of rounding or the number of decimal places used. In each case, the Fund’s calculations will control.

Basic Value Component Risks

The main risks of the Basic Value Component are as follows:
Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Fund invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the stock markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Value Investing Style Risk — The Fund follows an investing style that favors value investments. Historically, value investments have performed best during periods of economic recovery. Therefore, the value investing style may over time go in and out of favor. At times when the value investing style is out of favor, the Fund may underperform other equity funds that use different investing styles.

Protection Component Risks

The main risks of the Protection Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that the bond market in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the bond markets, the relevant indices or other funds with similar investment objectives and investment strategies.
Interest Rate and Zero Coupon Bond Risk — The main risk associated with investing in bonds is interest rate risk. Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer-term securities generally change more in response to interest rate changes than prices of shorter-term securities. The Fund may lose money if short term or long term interest rates rise sharply or otherwise change in a manner not anticipated by the Investment Adviser.
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The Fund seeks to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. As the Fund draws nearer to the Guarantee Maturity Date, the duration of the Protection Component will be reduced. As a result, the Fund will be more susceptible to the risk of rising interest rates early in the Guarantee Period, when its bond portfolio is likely to have a longer duration. For example, a portfolio with a duration of seven years generally would decline seven percent if interest rates were to rise one percent. By contrast, a bond portfolio with a duration of three years would generally only decline three percent if interest rates rose one percent.
The market value of a bond portfolio containing a significant amount of zero coupon bonds (and which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With bonds issued by certain US Government agencies or instrumentalities bonds (e.g., Federal National Mortgage Association or Federal Home Loan Mortgage Corporation), there is a risk that the issuer will default on the payment of principal or interest.

Additional Basic Value Component Risks:

In addition to the main risks set forth above, during the Guarantee Period the Fund may be subject to certain other risks associated with its investments or investment strategies, including:

Foreign Securities Risks — Securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in US investments that can increase the chances that the Fund will lose money. In particular, investment in foreign securities involves the following risks, which are generally greater for investments in emerging markets or underdeveloped countries.
•	The economies of some foreign markets often do not compare favorably with the economy of the United States with respect to such matters as growth of gross national product, reinvestment of capital, resources and balance of payments positions. Certain of these economies may rely heavily on particular industries or foreign capital and may be more vulnerable to adverse diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures.
•	Investments in foreign markets may be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes.
•	The governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices. They could also impair the Fund’s ability to purchase or sell foreign securities or transfer its assets or income back into the United States, or otherwise adversely affect the Fund’s operations.
•	Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States.
•	Because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

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•	Foreign markets may have different clearance and settlement procedures. In certain markets, settlements may be unable to keep pace with the volume of securities transactions. If this occurs, settlement may be delayed and, the Fund’s assets may be uninvested and not earning returns. The Fund may miss investment opportunities or be unable to dispose of a security because of these delays.
Certain Risks of Holding Fund Assets Outside the United States — The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

Borrowing and Leverage Risk — The Fund may borrow for temporary or emergency purposes, including to meet redemptions, for share repurchases or for the clearance of transactions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The costs of borrowing may reduce the Fund’s return. Certain derivative securities that the Fund may buy or other techniques that the Fund may use may create leverage including, for example, futures contracts and options.

Securities Lending — The Fund may lend securities with a value up to 20% of the Basic Value component assets to financial institutions that provide as collateral cash or securities issued or guaranteed by the U.S. Government. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/ or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Convertible Securities — Convertible securities generally are debt securities or preferred stock that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stock). A convertible’s value usually reflects both the stream of current income payments and the market value of the underlying common stock. The market value of a convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible usually falls. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk as apply to the underlying common stock.

Illiquid Securities — The Fund may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at current value. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that have not been registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

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Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund may not be able to sell the securities.

Derivatives — The Fund may use derivative instruments to hedge its investments. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) in a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in US dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.
Post-Guarantee Period

Outlined below are the main risks of investing in the Fund during the Post-Guarantee Period.

During the Post-Guarantee Period, your investment will not have the benefit of the Financial Warranty. The main risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Additional Basic Value Component Risks.”

The other risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Additional Basic Value Component Risks.”

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Item 5. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser
Fund Asset Management L.P. serves as the Fund’s Investment Adviser. Fund Asset Management manages the Fund’s investments and its business operations under the overall supervision of the Trust’s Board of Trustees. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Investment Adviser receives a fee at the annual rate of 0.65% of the Fund’s average daily net assets. In the event the Fund becomes completely and irreversibly invested in the Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Financial Warranty will be reduced to 0.40% per annum. For the fiscal year ended June 30, 2004, the Investment Adviser received a fee at the annual rate of 0.65% of the Fund’s average daily net assets.

The principal business address of Fund Asset Management is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Fund Asset Management also serves as administrator of the Fund and provides administrative services to the Fund.
Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates had approximately $472 billion in investment company and other portfolio assets under management as of September 2004.

During the Post-Guarantee Period, the Fund may invest all of its assets in another mutual fund that has the same investment objective as the Fund. All portfolio investments would then be made at the level of the underlying mutual fund and the Fund’s investment results would correspond directly to that fund’s investment results. This type of mutual fund structure is sometimes referred to as a “master/feeder” structure. If other entities also invest in the underlying fund, this could enable the Fund to realize economies of scale by investing through an entity with more assets (the underlying fund). However, there are additional costs involved in operating a “master/feeder” structure. If these additional costs are not offset as a result of economies of scale, it is possible that the Fund’s expenses would increase rather than decrease if it converts to this structure. The Board of Trustees of the Fund has the authority to make the change to a “master/feeder” structure without first holding a vote of the Fund’s shareholders if it believes it is in the best interests of the Fund to do so.

In addition, the Board of Trustees may determine to liquidate the Fund or combine it with another fund without a shareholder vote, to the extent permitted by law.

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Conflicts of Interest

The investment activities of the Investment Adviser and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Fund and its shareholders. The Investment Adviser provides investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Merrill Lynch (including, for these purposes, the Investment Adviser, Merrill Lynch & Co., Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Fund. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Fund and may result in Merrill Lynch having positions that are adverse to those of the Fund. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Fund. As a result, Merrill Lynch may compete with the Fund for appropriate investment opportunities. In addition, the Fund may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Fund also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage.

Under a securities lending program approved by the Fund’s Board of Directors, the Fund has retained an affiliate of the Investment Adviser to serve as the securities lending agent for the Fund to the extent that the Fund engages in the securities lending program. For these services, the lending agent may receive a fee from the Fund, including a fee based on the returns earned on the Fund’s investment of the cash received as collateral for the loaned securities. In addition, the Fund may make brokerage and other payments to Merrill Lynch in connection with the Fund’s portfolio investment transactions.

The Fund’s activities may give rise to other conflicts of interest that could disadvantage the Fund and its shareholders. See Part B to this Registration Statement.

(a)(2) Portfolio Managers

The Basic Value Component is managed by Kevin Rendino and Robert Martorelli, who are among the Fund’s portfolio managers. Mr. Rendino has managed the Basic Value Component since the Fund’s inception. Mr. Rendino has been a Managing Director of Merrill Lynch Investment Managers since 2000 and was a First Vice President thereof from 1997 to 2000. Mr. Martorelli has co-managed the Basic Value Component since 2003. Mr. Martorelli has been a Managing Director of Merrill Lynch Investment Managers since 2000 and was a First Vice President thereof from 1997 to 2000.

The Fund’s Protection Component will be managed by a team of investment professionals.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote.

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Item 6. Shareholder Information.

(a) Pricing of Shares.
The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. For redemptions prior to the Guarantee Maturity Date and during the Post-Guarantee Period, the net asset value used in determining the Fund’s share price is the next one calculated after a purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when an investor will not be able to purchase or redeem the Fund’s shares. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

For redemptions made on the Guarantee Maturity Date, the value used in determining the Fund’s share price will be the greater of (i) the then current net asset value or (ii) your Guaranteed Amount per share.

The net asset value of the Fund is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

(b) Purchase of Beneficial Interests in the Trust.

The Fund does not currently offer its shares for sale. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(c) Redemption of Shares.

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Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at the then current net asset value of the Fund and are not subject to the protection of the Financial Warranty.

For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the price of your shares is based on the next calculation of net asset value after your order is placed. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the then current net asset value of the Fund or your Guaranteed Amount per share.
For your redemption request to be priced at the Fund’s net asset value on the day of your request, or for redemptions on the Guarantee Maturity Date at the greater of the then current net asset value or your Guaranteed Amount per share, you must submit your order to your dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the Fund’s net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the Fund’s net asset value at the close of business on the next business day and will be priced according to market fluctuation.

Securities dealers or other financial intermediaries, including Merrill Lynch, may charge a fee to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35.

(d) Dividends and Distributions.

The Fund will distribute net investment income and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends will be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. Shareholders who wish like to receive dividends in cash, must contact their financial advisor, selected securities dealer, other financial intermediary or the Fund’s transfer agent. If a shareholder does not reinvest dividends in the Fund, his or her Guaranteed Amount will be reduced. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of ordinary income.

(e) Tax Consequences.

Shareholders will pay tax on dividends from the Fund whether they receive them in cash or additional shares. If a shareholders redeems Fund shares, such shareholder generally will be treated as having sold the shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at lower rates than ordinary income dividends. Recently enacted legislation reduces the tax rate on certain dividend income, including dividends received from some foreign corporations, and long-term capital gain. To the extent that the Fund’s distributions are derived from qualifying dividend income and long-term capital gain, such distributions will be eligible for taxation at the reduced rate available to individuals.

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If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) generally will be subject to a 30% US withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, dividends and redemption proceeds will be subject to a withholding tax if an investor has not provided a taxpayer identification number or social security number or if the number provided is incorrect.

The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, to generate cash in order to satisfy its distribution requirements if shareholders request cash distributions.

The asset allocation process used by the Fund may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income from investments included in the Protection Component even in situations where the Fund has capital losses from investments in the Basic Value Component.
Item 7. Distribution Arrangements.
(a) Sales Loads.

Class A and Class I shares of the Fund are subject to a maximum front-end sales charge of 5.25%. Class B shares are subject to a maximum contingent deferred sales charge (“CDSC”) of 4.00% if a shareholder redeems shares within six years of purchase. The Class B CDSC declines over time to 0.00% after six years. Class C shares are subject to a CDSC of 1.00% if a shareholder redeems shares within one year of purchase. This CDSC declines to 0.00% after the first year.

(b) 12b-1 Fees.
Class A shares of the Fund are subject to a 0.25% annual account maintenance fee.

Class B and Class C shares are subject to an annual distribution fee of 0.75% and an annual account maintenance fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of investment and may cost a shareholder more than paying other types of sales charges. The Fund’s distributor uses the money that it receives from the distribution fees to cover the costs of marketing, advertising and compensating the financial advisors, selected securities dealers or other financial intermediaries who sell Fund shares.
(c) Multiple Class and Master/Feeder Funds.

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The Fund may offer four classes of shares, each with its own sales charge and expense structure, allowing investors to invest in the way that best suits their needs. Each share class represents an ownership interest in the same investment portfolio. The Fund is not offering its shares during the Guarantee Period.
Class A and Class I shares generally pay a sales charge at the time of purchase. The front end sales charge payable on Class A or Class I shares will reduce a shareholder’s Guaranteed Amount by the amount of the sales charge. Class A shares are also subject to an ongoing account maintenance fee of 0.25% per year. Investors may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Fund’s distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.
Class B and Class C shareholders invest the full amount of their purchase price, but are subject to a distribution fee of 0.75% per year and an account maintenance fee of 0.25% per year. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of an investment and may cost a shareholder more than paying other types of sales charges. In addition, shareholders may be subject to a deferred sales charge when they sell Class B or Class C shares.
The Fund’s shares are distributed by FAM Distributors, Inc., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

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PART B
OCTOBER 28, 2004

MERRILL LYNCH BASIC VALUE PRINCIPAL PROTECTED FUND
Item 9. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Merrill Lynch Basic Value Principal Protected Fund (the “Fund”), a series of Merrill Lynch Principal Protected Trust (the “Trust”), dated October 28, 2004, as it may be revised from time to time (the “Fund’s Part A”). To obtain a copy of this registration statement, please call the Fund at 1-800-MER-FUND, or write to the Fund at PO Box 9011, Princeton, New Jersey 08543-9011. The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Fund’s Part A.
The Fund is a separate diversified series of the Trust, an open-end, management investment company. The Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. The Fund will be offered on a continuous basis during the Post-Guarantee Period. The initial offering period for the Funds ended November 8, 2002. The Fund is currently in the Guarantee Period. The Guarantee Period for the Fund will run from November 13, 2002 (the Fund’s commencement of operations) through and including November 13, 2009 (the “Guarantee Maturity Date”).

The Fund has entered into a financial warranty agreement (the “Financial Warranty Agreement”) with Main Place Funding, LLC (the “Warranty Provider”). The Financial Warranty Agreement is intended to make sure that the value of each shareholder’s account with the Fund on the Guarantee Maturity Date will be no less than the initial value of that shareholder’s account, less any extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (the “Financial Warranty”). A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if a shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Financial Warranty Agreement.

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Item 10. Fund History.

The Trust was organized as a Delaware statutory trust on July 15, 2002. Effective August 6, 2002, the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. The Fund is a series of the Trust and commenced operations on November 13, 2002.

Item 11. Description of the Fund and Its Investments and Risks.
The following information supplements and should be read in conjunction with Item 4 of the Fund’s Part A.

The investment objective of the Fund during its Guarantee Period is to seek capital appreciation and, secondarily, income to the extent permitted by a strategy that seeks to use investments in US Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund will seek to achieve its investment objective during the Guarantee Period by allocating its assets between an equity component (the “Value Component”) and a fixed income component (the “Protection Component”).

The Value Component of the Fund will consist primarily of equity securities that Fund Asset Management, LP (“FAM” or an “Investment Adviser”) believes are undervalued, which means that their prices are less than what the Investment Adviser believes they are worth. When investing the Protection Component portion of the assets of the Fund, the Investment Adviser seeks to select investments with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date.

The investment objective of the Fund during the Post-Guarantee Period is to seek capital appreciation and, secondarily, income.

There can be no assurance that the Fund’s investment objective of capital appreciation and, secondarily, income will be realized.

In addition to the main investment strategies described in Item 4 of the Fund’s Part A, the Fund may also use the investment strategies described below.

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The Value Component’s investment emphasis is on equities, primarily common stocks and, to a lesser extent, securities convertible into common stock. The Fund also may invest the Value Component in preferred stocks and non-convertible debt securities and use covered call options with respect to portfolio securities as described below. It reserves the right as a defensive measure to hold other types of securities in the Value Component, including US Government and money market securities, repurchase agreements or cash, in such proportions as, in the opinion of FAM, prevailing market or economic conditions warrant.

The basic orientation of the investment policies for the Value Component is such that at times a large portion of its common stock holdings may carry less than favorable research ratings from research analysts. The Investment Adviser uses a bottom-up fundamental analysis beginning with a universe of up to 10,000 stocks. FAM makes portfolio decisions for the Value Component based on its own research information supplemented by research information provided by other sources. FAM makes extensive use of investment research information provided by unaffiliated brokers and dealers and of the securities research, economic research and computer applications facilities provided by Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), an affiliate of FAM.

Asset Allocation Risks. In pursuing the Fund’s investment objective during its Guarantee Period, the Investment Adviser looks to allocate assets between the Value Component and the Protection Component of the Fund by using a mathematical formula. The formula evaluates a variety of factors, including, but not limited to, the prevailing level of interest rates, equity market volatility, the market value of Fund assets, and the length of time remaining until the Guarantee Maturity Date. If interest rates are low, Fund assets may be largely invested in the Protection Component in order to increase the likelihood of meeting the investment objective of allowing a shareholder to redeem his or her investment for their Guaranteed Amount on the Guaranteed Maturity Date. In addition, if during the Guarantee Period the equity markets experience a major decline, the Investment Adviser may allocate the Fund’s assets largely or entirely to the Protection Component in order to attempt to meet this investment objective. The terms of the Financial Warranty Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Warranty Agreement, the Warranty Provider may elect to cause the Fund to allocate all of its assets to the Protection Component. The allocation of the Fund’s assets is monitored on an ongoing basis.

The asset allocation process also will be affected by the Investment Adviser’s ability to manage the Protection Component. If the Protection Component provides a return better than that assumed by the Investment Adviser’s formula, fewer assets might have to be allocated to the Protection Component. Conversely, if the performance of the Protection Component is worse than expected, more assets might have to be allocated to the Protection Component, and the ability of the Fund to participate in any subsequent upward movement in the equity markets would be limited.

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The process of asset reallocation may result in additional transaction costs such as brokerage commissions. Additionally, the Fund will likely incur increased transaction costs during periods of high volatility in the fixed income or equity markets. Increased volatility may result in a higher portfolio turnover rate that may in turn cause adverse tax consequences for investors (due to realization of short term capital gains, if any) and correspondingly greater transaction costs in the form of the dealer spreads, which are borne directly by the Fund. The risks associated with asset allocation will only be relevant during the Guarantee Period.

Zero Coupon Securities. The Fund will invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of adverse market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in the Fund’s exposure to such securities.

Foreign Securities Risk. Securities traded on foreign markets have often (though not always) performed differently than securities traded in the United States. However, such investments involve special risks not present in US investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

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Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund’s ability to purchase or sell foreign securities or transfer the Fund’s assets or income back into the United States, or otherwise adversely affect the Fund’s operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk. Securities in which the Fund invests may be denominated or quoted in currencies other than the US dollar. Changes in foreign currency exchange rates affect the value of the Fund’s portfolio. Generally, when the US dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer US dollars. Conversely, when the US dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more US dollars. This risk is generally known as “currency risk,” which means that a stronger US dollar will reduce returns for US investors while a weak US dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the US securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as US accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. In addition, the US Government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by US investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in US securities.

Certain Risks of Holding Fund Assets Outside the United States. The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

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Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of US investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

Dividends or interest on, or proceeds from, the sale of foreign securities may be subject to foreign withholding taxes.
Investment in Other Investment Companies — The Fund may invest in other investment companies, including exchange traded funds. In accordance with the Investment Company Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund’s total assets may be invested in securities of any investment company. The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund’s aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund’s total assets at any time. As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Corporate Loans. The Fund can invest in corporate loans. Commercial banks and other financial institutions or institutional investors make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate (LIBOR) or the prime rates of US banks. As a result, the value of corporate loan investments is generally less exposed to the adverse effects of shifts in market interest rates. However, because the trading market for certain corporate loans may be less developed than the secondary market for bonds and notes, the Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a syndicate. The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent developed financial problems, the Fund may not recover its investment or recovery may be delayed. By investing in a corporate loan, the Fund may become a member of the syndicate.

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Corporate loans are subject to the risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans or the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the US bankruptcy laws, these laws may limit the Fund’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive interest during the delay.

Convertible Securities. The Fund may invest in convertible securities, which entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Investment Adviser will consider both the yield on the convertible security and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Fund are denominated in US dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, the Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its “investment value.” To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its “conversion value,” which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

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To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities’ investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by the Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

Derivatives
The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the Standard & Poor’s 500 Index or the prime lending rate). Derivatives may allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund may use Derivatives for hedging purposes. The Fund may not use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that the Fund’s hedging strategies will be effective. The Fund is not required to engage in hedging transactions and may choose not to do so.

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The Fund may use Derivative instruments and trading strategies including the following:

Indexed and Inverse Securities
The Fund may invest in securities the potential return of which is based on an index or interest rate. As an illustration, the Fund may invest in an equity security whose value is based on changes in a specific index or a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security that returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index or interest rate (that is, a security the value of which will move in the opposite direction of changes to an index or interest rate). For example, the Fund may invest in debt securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant interest rate, index or indices. Indexed and inverse securities may involve credit risk, and certain indexed and inverse securities may involve leverage risk, liquidity risk and currency risk. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, the Fund may be required to pay substantial additional margin to maintain the position.)
Options on Securities and Securities Indices
Put Options. The Fund is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Fund acquires a right to sell such underlying securities or instruments at the exercise price, thus limiting the Fund’s risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Fund’s position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Fund also may purchase uncovered put options.

The Fund also has authority to write (i.e., sell) put options on the types of securities or instruments that may be held by the Fund, provided that such put options are covered, meaning that such options are secured by segregated, liquid instruments. The Fund will receive a premium for writing a put option, which increases the Fund’s return. The Fund will not sell puts if, as a result, more than 50% of the Fund’s assets would be required to cover its potential obligations under its hedging and other investment transactions. The Fund is also authorized to write (i.e., sell) uncovered put options on securities or instruments in which it may invest but that the Fund does not currently have a corresponding short position or has not deposited cash equal to the exercise value of the put option with the broker dealer through which it made the uncovered put option as collateral. The principal reason for writing uncovered put options is to receive premium income and to acquire such securities or instruments at a net cost below the current market value. The Fund has the obligation to buy the securities or instruments at an agreed upon price if the securities or instruments decrease below the exercise price. If the securities or instruments price increases during the option period, the option will expire worthless and the Fund will retain the premium and will not have to purchase the securities or instruments at the exercise price. In connection with such transaction, the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure, on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss.

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Call Options. The Fund may purchase call options on any of the types of securities or instruments in which it may invest. A purchased call option gives the Fund the right to buy, and obligates the seller to sell, the underlying security at the exercise price at any time during the option period. The Fund also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Fund also is authorized to write (i.e., sell) covered call options on the securities or instruments in which it may invest and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Fund, in return for a premium, gives another party a right to buy specified securities owned by the Fund at a specified future date and price set at the time of the contract. The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Fund gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Fund’s ability to sell the underlying security will be limited while the option is in effect unless the Fund enters into a closing purchase transaction. A closing purchase transaction cancels out the Fund’s position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

The Fund also is authorized to write (i.e., sell) uncovered call options on securities or instruments in which it may invest but that are not currently held by the Fund. The principal reason for writing uncovered call options is to realize income without committing capital to the ownership of the underlying securities or instruments. When writing uncovered call options, the Fund must deposit and maintain sufficient margin with the broker dealer through which it made the uncovered call option as collateral to ensure that the securities can be purchased for delivery if and when the option is exercised. In addition, in connection with each such transaction the Fund will segregate unencumbered liquid securities or cash with a value at least equal to the Fund’s exposure (the difference between the unpaid amounts owed by the Fund on such transaction minus any collateral deposited with the broker dealer), on a marked-to-market basis (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund’s portfolio. Such segregation will not limit the Fund’s exposure to loss. During periods of declining securities prices or when prices are stable, writing uncovered calls can be a profitable strategy to increase the Fund’s income with minimal capital risk. Uncovered calls are riskier than covered calls because there is no underlying security held by the Fund that can act as a partial hedge. Uncovered calls have speculative characteristics and the potential for loss is unlimited. When an uncovered call is exercised, the Fund must purchase the underlying security to meet its call obligation. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase. If the purchase price exceeds the exercise price, the Fund will lose the difference.

Types of Options. The Fund may engage in transactions in options on individual securities, baskets of securities or securities indices, or particular measurements of value or rate (an “index”), such as an index of the price of treasury securities or an index representative of short term interest rates. Such investments may be made on exchanges and in the over-the-counter markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their

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obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below.

Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the sale of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund is attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.
The Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. The Fund may purchase put options or write call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, the Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase.
The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

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Foreign Exchange Transactions
The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the US dollar. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by the Fund, sold by the Fund but not yet delivered, or committed or anticipated to be purchased by the Fund. As an illustration, the Fund may use such techniques to hedge the stated value in US dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option, which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a “straddle”). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. “Straddles” of the type that may be used by the Fund are considered to constitute hedging transactions and are consistent with the policies described above. No Fund will attempt to hedge all of its foreign portfolio positions.
Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund also may hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. The Fund also may hedge against the decline in the value of a currency against the US dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions, except that futures are standardized, exchange-traded contracts. See “Futures“above. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. The Fund also may hedge against the decline in the value of a currency against the US dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See “Types of Options” above and “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives” below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

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Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a “cross-hedge”). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund’s use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund’s shares, the net asset value of the Fund’s shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund’s hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund only will engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.
In connection with its trading in forward foreign currency contracts, the Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, the Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

It may not be possible for the Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available (such as certain developing markets) and it is not possible to engage in effective foreign currency hedging. The cost to the Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period, and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:
Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations.

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Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in US dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund otherwise will be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will segregate liquid securities or cash with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity also may make it more difficult for the Fund to ascertain a market value for such instruments. The Fund therefore will acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize this risk by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

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The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options if, as a result of such transactions, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceed 15% of the net assets of the Fund, taken at market value, together with all other assets of the Fund which are illiquid or are not otherwise readily marketable. However, if an OTC option is sold by the Fund to a primary US Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is “in-the-money.” This policy as to OTC options is not the Fundamental policy of the Funds and may be amended by the Board of Trustees without the approval of the Fund’s shareholders. However, the Fund will not change or modify this policy prior to the change or modification by the Commission staff of its position.

Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or a primary dealer in US Government securities or an affiliate thereof. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, on entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Such agreements usually cover short periods, such as under a week. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the seller, the Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. The Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the securities underlying a repurchase agreement in the event of the counterparty’s default. From time to time the Fund also may invest in securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. No Fund has established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

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Borrowing and Leverage Risk. As a matter of operating policy, the Fund currently may borrow up to 33 1/3% of its total assets taken at market value (including the amount borrowed) from a bank as a temporary measure for extraordinary or emergency purposes including to meet redemptions or to settle securities transactions. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain its Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.
The Fund may invest in securities that are not registered (“restricted securities”) under the Securities Act of 1933, as amended (the “Securities Act”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Fund may obtain access to material nonpublic information, which may restrict the Fund's ability to conduct portfolio transactions in such securities.

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144A Securities. The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Trustees of the Trust have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trustees. The Trustees have adopted guidelines and delegated to each Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.
Securities Lending. The Fund may lend securities with a value not exceeding 20% of its Value Component’s total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the US Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Where the Fund receives securities as collateral for the loaned securities, the Fund typically receives the income on both the loaned securities and the collateral and, as a result, the Fund’s yield may increase. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Fund may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral. The Fund may rely on an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates, and to retain an affiliate of the Fund as lending agent. See “Brokerage Allocation and Other Practices.”

Investment Restrictions

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Fund has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval.

Set forth below are the Fund’s fundamental and non-fundamental investment restrictions. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

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Under its fundamental investment restrictions, the Fund may not:

1. Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

2. Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the US Government and its agencies and instrumentalities).

3. Make investments for the purpose of exercising control or management.

4. Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

5. Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

6. Issue senior securities to the extent such issuance would violate applicable law.

7. Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8. Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9. Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

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Notwithstanding fundamental investment restriction (7) above, the Fund currently does not intend to borrow amounts in excess of 33 1/3% of its total assets (including the amount borrowed), taken at market value, and then only from banks as a temporary measure for extraordinary or emergency purposes such as the redemption of Fund shares. In addition, the Fund will not purchase securities while borrowings are outstanding.

Under its non-fundamental investment restrictions, the Fund may not:

a. Purchase securities of other investment companies, except to the extent permitted by applicable law. Except as set forth below, as a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund. During the Post-Guarantee Period, the Board of Trustees may cause the Fund to invest all of its assets as a feeder fund in a master portfolio in a master/feeder structure. During the Post-Guarantee Period, the Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds in the Fund of funds structure.

b. Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales “against the box.”

c. Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Trustees have otherwise determined to be liquid pursuant to applicable law.
The Fund’s investments will be limited in order to allow such Fund to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). See “Dividends and Taxes — Taxes.” To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike US government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Trustees to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Except with respect to restriction (7), a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction (2) above, the Fund uses the classifications and sub-classifications of Morgan Stanley Capital International as a guide to identify industries.

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Item 12. Management of the Trust.

(a) Management Information
The Board of Trustees consists of five individuals, four of who are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

(b) Board of Trustees

Each non-interested Trustee is a member of the Trust's Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Fund's independent accountants, including the resolution of disagreements regarding financial reporting between Fund management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund, (ii) discuss with the independent accountants certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants' independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board of the Fund has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended June 30, 2004.

Each non-interested Trustee is also a member of the Trust’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Fund shareholders as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and met once during the Fund's fiscal year ended June 30, 2004.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, LP (“MLIM”) or their affiliates (“MLIM/FAM-advised funds”) and other public directorships.

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Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (64)	Trustee	Trustee since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. from 1997 to 2002; Chairman of Wave Hill, Inc. since 1980.	14 registered investment companies consisting of 17 portfolios	None

James T. Flynn (64)	Trustee	Trustee since 2002	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of JP Morgan in various capacities from 1967 to 1995.	14 registered investment companies consisting of 17 portfolios	None

W. Carl Kester (52)	Trustee	Trustee since 2002	Mizuho Financial Group Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1977, Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	14 registered investment companies consisting of 17 portfolios	None

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Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Karen P. Robards (54) ***	Trustee	Trustee since 2002	President of Robards & Company, a financial advisory firm, since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	14 registered investment companies consisting of 17 portfolios	None

*	The address of each non-interested Trustee is PO Box 9095 Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.
***	Chairman of the Audit Committee and Nominating Committee.
Certain biographical and other information about the Trustee who is an officer and an “interested person” of the Trust as defined in the Investment Company Act (an “interested Trustee”) and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.

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Name, Address* and Age	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (64)***	Trustee and President	Trustee**** and President since 2002	President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) from 2000 to 2002; Executive Vice President MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; Executive Vice President and Director of Princeton Services from 1993 to 2002; President of FAM Distributors, Inc. (“FAMD”) from 1986 to 2002 and Director thereof from 1991 to 2002; President of Princeton Administrators, LP (“Princeton Administrators”) from 1988 to 2002; Director of Financial Data Services, Inc. (“FDS”) from 1985 to 2002.	124 registered investment companies consisting of 157 portfolios	None

Donald C. Burke (44)	Vice President and Treasurer	Vice President and Treasurer since 2002	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999 and Director since 2004; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.	123 registered investment companies consisting of 156 portfolios	None

Kevin Rendino (35)	Vice President and Co-Portfolio Manager	Vice President since 2002	Managing Director of MLIM since 2000; First Vice President of MLIM from 1997 to 2000; Vice President of MLIM from 1993 to 1997 and Portfolio Manager of MLIM since 1999.	6 registered investment companies consisting of 4 portfolios	None

Jeffrey Hiller (53)	Chief Compliance Officer	Chief Compliance Officer since 2004

Chief Compliance Officer of the MLIM/FAM advised funds and First Vice President and Chief Compliance Officer of MLIM (Americas) since 2004; Global Director of Compliance at Morgan Stanley Investment Management from 2002 to 2004; Managing Director and Global Director of Compliance at Citigroup Asset Management from 2000 to 2002; Chief Compliance Officer at Soros Fund Management in 2000; Chief Compliance Officer at Prudential Financial from 1995 to 2000 and Senior Counsel in the Securities and Exchange Commission's Division of Enforcement in Washington, DC from 1990 to 1995.

				124 registered investment companies consisting of 157 portfolios	None

Alice A. Pellegrino (44)	Secretary	Secretary since 2004	Director (Legal Advisory) of MLIM since 2002; Vice President of MLIM from 1999 to 2002; Attorney associated with MLIM since 1997.	123 registered investment companies consisting of 156 portfolios	None

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*	The address for each officer listed is PO Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees.
***	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his current and former positions with MLIM, FAM, FAMD and Princeton Services.
****	As a Trustee, Mr. Glenn serves until his or her successor is elected and qualified or until his or her death, resignation, or removal as provided in the Protected Trust’s by-laws or charter or by statute.

Share Ownership. Information relating to each Trustee’s share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Fund	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	None	over $100,000
Non-Interested Trustees:
David O. Beim	None	None
James T. Flynn	None	over $100,000
W. Carl Kester	$1-$10,000	$10,001-$50,000
Karen P. Robards	None	over $100,000

Trustees may purchase Class I shares at net asset value, when such shares are being offered.

As of October 1, 2004, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2003, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc.
(“ML & Co.”).

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(c) Compensation
Each non-interested Trustee receives an aggregate annual retainer of $84,750 for his or her services to the MLIM/FAM-advised funds, including the Trust. The portion of the annual retainer allocated to the MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee totals $36,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds.

Effective January 1, 2004, the Chairman of the Audit Committee receives an additional annual retainer in the amount of $10,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Chairman provides services based on the relative net assets of the fund.

The following table sets forth the aggregate compensation paid to each non-interested Trustee for the fiscal year ended June 30, 2004 and the aggregate compensation paid by all MLIM/FAM-advised funds to the non-interested Trustees for the calendar year ended December 31, 2003.

Name of Trustee	Aggregate Compensation from the Trust	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from the Fund and MLIM/FAM- Advised Funds*
David O. Beim	$5,932.44	None	$105,000
James T. Flynn	$5,932.44	None	$105,000
Todd Goodwin †	$3,003.37	None	$109,000
George W. Holbrook, Jr. ††	$3,003.37	None	$109,000
W. Carl Kester	$5,932.44	None	$105,000
Karen P. Robards**	$6,142.57	None	$105,000

*	For the number of MLIM/FAM-advised funds from which each Trustee received compensation, see the table beginning on p. 32.
**	Chairman of the Audit Committee and Nominating Committee.
†	Mr. Goodwin retired from the Trust effective January 1, 2004.
††	Mr. Holbrook retired from the Trust effective January 1, 2004.
(d) Sales Loads

The Fund currently has four classes of shares outstanding. Class A and Class I shares are subject to a front end sales charge upon purchase. Class B and Class C shares are subject to a contingent deferred sales charge if shares are redeemed within six years of purchase for Class B shares and one year of purchase for Class C shares. The Fund is not currently offering its shares for sale.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Fund, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

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(f) Proxy Voting Policies

The Fund’s Board of Trustees has delegated to the Investment Adviser authority to vote all proxies relating to the Fund’s portfolio securities. The Investment Adviser has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the account of one or more of its clients, including the Fund. Pursuant to these Proxy Voting Procedures, the Investment Adviser’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund and its shareholders, and to act in a manner that the Investment Adviser believes is most likely to enhance the economic value of the securities held by the Fund. The Proxy Voting Procedures are designed to ensure that that the Investment Adviser considers the interests of its clients, including the Fund, and not the interests of the Investment Adviser, when voting proxies and that real (or perceived) material conflicts that may arise between the Investment Adviser’s interest and those of the Investment Adviser’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Investment Adviser has formed a Proxy Voting Committee (the “Proxy Committee”). The Proxy Committee is comprised of the Investment Adviser’s Chief Investment Officer (the “CIO”), one or more other senior investment professionals appointed by the CIO, portfolio Investment Advisers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Proxy Committee will also include two non-voting representatives from the Investment Adviser’s Legal department appointed by the Investment Adviser’s General Counsel. The Proxy Committee’s membership shall be limited to full-time employees of the Investment Adviser. No person with any investment banking, trading, retail brokerage or research responsibilities for the Investment Adviser’s affiliates may serve as a member of the Proxy Committee or participate in its decision making (except to the extent such person is asked by the Proxy Committee to present information to the Proxy Committee, on the same basis as other interested knowledgeable parties not affiliated with the Investment Adviser might be asked to do so). The Proxy Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Investment Adviser and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Proxy Committee establishes general proxy voting policies for the Investment Adviser and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Proxy Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Proxy Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Proxy Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Proxy Committee may elect not to adopt a specific voting policy applicable to that issue. The Investment Adviser believes that certain proxy voting issues require investment analysis - such as approval of mergers and other significant corporate transactions - akin to investment decisions, and are, therefore, not suitable for general guidelines. The Proxy Committee may elect to adopt a common position for the Investment Adviser on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Fund (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Investment Adviser will generally seek to vote proxies over which the Investment Adviser exercises voting authority in a uniform manner for all the Investment Adviser’s clients, the Proxy Committee, in conjunction with the Fund’s portfolio manager, may determine that the Fund’s specific circumstances require that its proxies be voted differently.

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To assist the Investment Adviser in voting proxies, the Proxy Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Investment Adviser by ISS include in-depth research, voting recommendations (although the Investment Adviser is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Investment Adviser’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Investment Adviser generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so under certain circumstances. In addition, the Investment Adviser will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Proxy Committee determines that the costs associated with voting generally outweigh the benefits. The Proxy Committee may at any time override these general policies if it determines that such action is in the best interests of a Fund.

From time to time, the Investment Adviser may be required to vote proxies in respect of an issuer where an affiliate of the Investment Adviser (each, an “Affiliate”), or a money management or other client of the Investment Adviser (each, a “Client”) is involved. The Proxy Voting Procedures and the Investment Adviser’s adherence to those procedures are designed to address such conflicts of interest. The Proxy Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Proxy Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Proxy Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Proxy Committee on how to vote or to cast votes on behalf of the Investment Adviser’s clients.

In the event that the Proxy Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Proxy Committee shall pass to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Proxy Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Investment Adviser’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Investment Adviser’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Investment Adviser’s normal voting guidelines or, on matters where the Investment Adviser’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Investment Adviser on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Investment Adviser’s fiduciary duties.

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In addition to the general principles outlined above, the Investment Adviser has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Investment Adviser may elect to vote differently from the recommendation set forth in a voting guideline if the Proxy Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Proxy Committee member and may be amended or deleted upon the vote of a majority of Proxy Committee members present at a Proxy Committee meeting at which there is a quorum.

The Investment Adviser has adopted specific voting guidelines with respect to the following proxy issues:
•	Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Proxy Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Proxy Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Proxy Committee may look at a nominee’s history of representing shareholder interests as a director of other companies or other factors, to the extent the Proxy Committee deems relevant.
•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Proxy Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Proxy Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Proxy Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Proxy Committee deems relevant.
•	Proposals related to management compensation and employee benefits. As a general matter, the Proxy Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s Board of Directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.
•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Proxy Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.
•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Proxy Committee opposes poison pill provisions.
•	Routine proposals related to requests regarding the formalities of corporate meetings.

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•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Proxy Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Proxy Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.
•	Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Proxy Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Proxy Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Proxy Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.
Information about how the Fund voted proxies relating to securities held in the Fund’s portfolio during the most recent 12-month period ended June 30 is available without charge, (i) at www.mutualfunds.ml.com and (2) on the Commission’s web site at www.sec.gov.

Item 13. Control Persons and Principal Holders of Securities.

As of October 1, 2004, the following entities owned beneficially or of record 5% or more of a class of the Fund’s shares:

Name	Address	Percentage and Class
Edward Charles Knoblauch	800 Scudders Mill Road, Plainsboro, NJ 08536	5.91% of Class A

Item 14. Investment Advisory and Other Services.

Management Services. The Fund has entered into an investment advisory agreement (the “Investment Advisory Agreement” with FAM pursuant to which FAM serves as the investment adviser to the Fund and provides the Fund with investment advisory and management services. Subject to the supervision of the Fund’s Trustees, the Investment Adviser is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser.

Management Fee. Pursuant to the Investment Advisory Agreement, the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of 0.65% of the average daily net assets of the Fund.
In the event the Fund becomes completely and irreversibly invested in its Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Financial Warranty may be reduced to an annual rate of 0.40%.

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For the fiscal year ended June 30, 2004 and for the period November 13, 2002 (commencement of operations) to June 30, 2003, the Fund paid the Investment Adviser $2,000,052 and $1,351,296, respectively, in investment advisory fees.

Payment of Fund Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay for maintaining the staff and personnel necessary to perform its obligations under the Investment Advisory Agreement, and at its own expense, provide the office space, equipment and facilities that it is obligated to provide under the Investment Advisory Agreement, and pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Investment Adviser. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: the Financial Warranty fee, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, prospectuses and statements of additional information, Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Investment Adviser for other accounting services. FAM Distributors, Inc. (the “Distributor”) will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act.
Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect for two years from its effective date and, thereafter, will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trust’s Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Investment Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, the Investment Advisory Agreement may be terminated without penalty by the vote of a majority of the outstanding voting securities of the Fund or by the Investment Adviser on 60 days’ written notice to the other party.

Organization of FAM. FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08530. FAM is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services, Inc. (“Princeton Services”). ML & Co. and Princeton Services are controlling persons of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.
Board Considerations. The Board of Trustees of the Trust receives, reviews and evaluates information concerning the services and personnel of the Investment Adviser and its affiliates at each quarterly meeting of the Board and the Audit Committee. While particular focus is given to information concerning profitability, comparability of fees and total expenses and Fund performance at the meeting at which the renewal of the Investment Advisory Agreement is considered, the evaluation process with respect to the Investment Adviser is an ongoing one. In this regard, the Board’s and the Audit Committee’s consideration of the nature, extent and quality of the services provided by the Investment Adviser under the Investment Advisory Agreement included deliberations at other quarterly meetings in addition to the annual renewal meeting.

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In connection with the Board’s consideration of the Investment Advisory Agreement, the Board specifically requested and received from the Investment Adviser financial and performance data for the Fund, information concerning the profitability of the Fund to the Investment Adviser, information concerning fees charged to similar accounts by the Investment Adviser, and information as to services rendered to the Fund and compensation paid to affiliates of the Investment Adviser by the Fund. The Board reviewed information regarding access to research services from brokers to which the Investment Adviser may have allocated Fund brokerage in a “soft dollar” arrangement. The Board considered the compensation paid to the Investment Adviser and the services provided to the Fund by the Investment Adviser under the Investment Advisory Agreement. In reviewing the advisory fee, the Board took into consideration the contractual reduction in the Investment Adviser’s management fee in the event that the Fund’s assets are completely and irrevocably allocated to its Protection Component. The Board also considered the Investment Adviser’s contractual agreement to limit the Fund’s expenses to a maximum of 1.99% of Fund assets (exclusive of distribution and service fees), and the renewability of such agreement. In addition, the Board considered the other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to the investment advisory services provided to the Fund, the Investment Adviser and its affiliates provide administrative services, stockholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. The Board also considered the direct and indirect benefits to the Investment Adviser from its relationship with the Fund. Based on their experience as Trustees of the Trust and as directors of other MLIM/FAM-advised funds, the Board concluded that the Fund benefits, and should continue to benefit, from those services.

In reviewing the Investment Advisory Agreement, the Board focused on the experience, resources and strengths of the Investment Adviser and its affiliates in managing investment companies that invest in a combination of fixed income securities and equity securities using an asset allocation process to balance investments between the Fund’s Value and Protection Components, among them other MLIM/FAM-advised open-end funds that have investment objectives and strategies similar to those of the Fund, including the two other series of the Trust. The Board considered the amount of fixed income and equity assets under the management of the Investment Adviser and its affiliates, including MLIM, as well as the experience of the Fund’s portfolio management team. The Board noted that the Investment Adviser has over twenty-five years experience investing in both equity and fixed income securities, and that Mr. Rendino and Mr. Martorelli, the Value Component’s senior portfolio managers, have more than ten years and more than five years experience, respectively, investing in and analyzing equity securities. The Board noted that the Investment Adviser has a high level of expertise in managing the types of investments and strategies used by the Fund and concluded that the Fund benefits, and should continue to benefit, from that expertise. The Board based its conclusions on its members’ experience as directors of other open end investment companies managed by the Investment Adviser that invest in fixed income securities and equity securities and on their experience with the security analysis and risk management historically performed by the Investment Adviser.

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The Board also reviewed the compliance and administrative services provided to the Fund by the Investment Adviser, including its oversight of the Fund’s day-to-day operations and their oversight of Fund accounting. The Investment Adviser and its affiliates provide compliance and administrative services to the Fund and all the MLIM/FAM-advised funds, as well as to a number of third party fund groups. The Board members, based on their experience as directors/trustees of other investment companies managed by the Investment Adviser and its affiliates as well as of the Trust, also focused on the quality of the Investment Adviser’s compliance and administrative staff. The Board noted that, in addition to the analysts dedicated to the Fund’s management team and the analysts and compliance personnel dedicated to the Investment Adviser’s fixed income management group and equity management group, the Investment Adviser has a separate administrative, legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Fund. The Trustees concluded, based on their experience as Board members, that, historically, the compliance and administrative services provided by the Investment Adviser were of a sufficiently high quality to benefit the Fund.

In reviewing the Investment Advisory Agreement, the Board evaluated the Fund’s fee rate for advisory and administrative services and the Fund’s historical performance as compared to other non-MLIM/FAM-advised comparable open-end funds that invest primarily in equity securities. The Board noted that the Fund’s historical performance was comparable to that of other similarly managed open-end funds. The Board also requested, received and considered profitability information related to the management revenues from the Fund. Based upon the information reviewed and their discussion, the Board concluded that the advisory fee rate schedule was reasonable in relation to the services provided by the Investment Adviser to the Fund as well as the costs incurred and benefits to be gained by the Investment Adviser and its affiliates in providing such services, including the advisory and administrative components and the effects of any fee waivers. The Board also found the investment advisory fee and total expense ratio to be reasonable in comparison to the fees charged by other comparable funds of similar size.

The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Fund’s assets. The Board determined that the current advisory fee structure, including the agreed-upon reductions outlined above, was reasonable and that changes were not currently necessary. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

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Other Arrangements with Service Providers
Transfer Agency Services. Financial Data Services, Inc. (the “Transfer Agent”), 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, a subsidiary of ML & Co., acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class I shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account (depending on the level of services required) and reimburses the Transfer Agent’s reasonable out-of-pocket expenses. In lieu of the per account fee, the Fund pays an asset-based fee in respect of account assets for certain accounts that participate in certain fee-based programs. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. For the fiscal year ended June 30, 2004 and for the period November 13, 2002 (commencement of operations) to June 30, 2003, the Fund paid $321,538 and $245,683 to the Transfer Agent, respectively.
Accounting Services. The Trust, on behalf of the Fund, has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Fund. State Street’s address is 500 College Road East, Princeton, New Jersey 08540. The Fund pays a fee for these services. As described above, the Investment Adviser provides certain accounting services to the Fund and the Fund reimburses the Investment Adviser for these services.
For the fiscal year ended June 30, 2004 and for the period November 13, 2002 (commencement of operations) to June 30, 2003, the Fund paid $128,243 and $88,773 to State Street and $6,324 and $4,877 to the Investment Adviser for accounting services.

Distribution Expenses. The Trust, on behalf of the Fund, has entered into a distribution agreement with the Distributor in connection with the offering of shares of the Fund (the “Distribution Agreement”). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of shares of the Fund. The Distributor will pay for the printing and distribution of any copies of the Fund’s prospectus, statement of additional information and periodic reports, if applicable. The Distributor also will pay for other supplementary sales literature and advertising costs, if applicable. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

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Financial Warranty Agreement. The Trust, on behalf of the Fund, has entered into a financial warranty agreement (referred to in this registration statement as the “Financial Warranty Agreement” or the “Warranty Agreement”) with the Warranty Provider. The Financial Warranty Agreement is intended to make sure that on the Guarantee Maturity Date, each shareholder of the Fund will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account (less expenses and sales charges not covered by the Financial Warranty Agreement), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (previously defined as the “Guaranteed Amount”). The Guaranteed Amount per share will equal the initial net asset value (“NAV”) per share, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Financial Warranty Agreement specifies the rights and obligations of the parties with respect to the Fund. Bank of America Corporation (the “Corporation”), the parent company of the Warranty Provider, has unconditionally guaranteed the obligations of the Warranty Provider under the Financial Warranty Agreement. The Financial Warranty will remain in place through the Guarantee Maturity Date unless earlier terminated as discussed below. Pursuant to the Financial Warranty Agreement, the Warranty Provider has imposed certain limitations on the manner in which the Fund may be managed during the Guarantee Period. The Fund also has agreed to be bound by various covenants. If the Fund breaches these covenants, or if the Fund is not managed in accordance with the limitations in the Financial Warranty Agreement, the Fund’s assets could be allocated to the Protection Component for the remainder of the Guarantee Period. The Fund’s assets also could be allocated to the Protection Component upon certain other non-market events. Under the terms of the Financial Warranty Agreement, the Warranty Provider may terminate its Financial Warranty in certain limited circumstances. Those circumstances may include (1) if the Fund liquidates, merges, is reorganized into another fund or sells all or substantially all of its assets, (2) if the Investment Adviser ceases to be the adviser of the Fund and any successor adviser is not acceptable to the Warranty Provider or does not agree to be bound by the Investment Adviser’s obligations under the Financial Warranty Agreement, (3) if the Custodian is terminated and any successor custodian is not acceptable to the Warranty Provider or does not agree to be bound by the Custodian Agreement or any service agreement among the Investment Adviser, the Fund, the Custodian and the Warranty Provider, or (4) if under the terms of the Financial Warranty Agreement the Investment Adviser is required to irreversibly allocate all of the Fund’s assets to the Protection Component and fails to do so. Under the terms of the Financial Warranty Agreement, the Fund is subject to certain indemnification obligations.

The Investment Adviser, in managing the Fund during its Guarantee Period, directs the allocation of the Fund’s assets to the Value and Protection Components. The types of securities that may be held in the Value Component or the Protection Component are set forth in the Fund’s Part A and in this Part B.

If the Fund or its Investment Adviser breaches the terms of the Financial Warranty Agreement, the Fund or its Investment Adviser must cure the breach within a certain number of days as specified in the Financial Warranty Agreement.

Main Place Funding, LLC. Main Place Funding, LLC (previously defined as the “Warranty Provider”) is a limited liability company organized under the laws of Delaware, with its principal executive offices located in Charlotte, North Carolina. The Warranty Provider is an indirect wholly owned subsidiary of the Corporation. The Corporation is a leading financial services company, offering services to individuals, businesses and commercial, corporate and institutional clients around the world.

The Corporation has earned ratings of A+ and Aa2 from Standard & Poor’s and Moody’s Investors Service, Inc., respectively. These ratings are an essential part of the Corporation’s ability to provide credit

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enhancement. The Warranty Provider has not received ratings from any rating organization and has no present intention to seek such ratings.

The Warranty Provider and the Corporation make no representations regarding the shares or the advisability of investing in the shares and make no representation regarding, nor have they participated in the preparation of, this registration statement other than the information supplied by the Warranty Provider and the Corporation and under this heading.

Both the Warranty Provider and the Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission. The description of the Warranty Provider and the Corporation provided herein should be read in conjunction with the description relating to the Warranty Provider and the Corporation and their businesses and conditions included in their most recent respective Annual Reports on Form 10-K and other subsequent reports filed with the Commission.
The Corporation’s audited financial statements for the fiscal year ended December 31, 2003 included in its Annual Report on Form 10-K filed with the Commission on March 3, 2003 and its unaudited financial statements for the quarters ended March 31, 2004 and June 30, 2004 included in its quarterly reports filed on Form 10-Q with the Commission on May 7, 2004 and August 9, 2004, respectively, are available upon request.

The Warranty Provider’s audited financial statements for the fiscal year ended December 31, 2003 included in its Annual Report on Form 10-K filed with the Commission on March 31, 2004 and its unaudited financial statements for the quarters ended March 31, 2004 and June 30, 2004 included in its quarterly reports filed on Form 10-Q with the Commission on May 13, 2004 and August 13, 2004, respectively, are incorporated herein by reference.

All quarterly reports on Form 10-Q subsequently filed by the Warranty Provider pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 prior to the Warranty Provider’s filing of its annual report on Form 10-K for the fiscal year ended December 31, 2004 shall be deemed incorporated herein by reference.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540, has been selected as the independent registered public accounting firm of the Fund. The selection of the independent registered public accounting firm is subject to approval by the non-interested Trustees. The independent registered public accounting firm is responsible for auditing the annual financial statements of the Fund.
Custodian. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02101, acts as the Custodian for the Fund’s assets (the “Custodian”). Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments.

Warranty Provider. The Warranty Provider, 100 North Tryon Street, Charlotte, North Carolina 28255 has entered into the Financial Warranty Agreement with the Trust, on behalf of the Fund.

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A fee of 0.80% of the Fund’s average daily net assets per annum is charged by the Warranty Provider under the Financial Warranty Fee Agreement. In the event that the Fund becomes completely and irreversibly invested in the Protection Component, the fee for the Financial Warranty will be reduced to an annual rate of 0.40% of the Fund’s average daily net assets.

Legal Counsel. Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust and the Fund.

Reports to Shareholders. The fiscal year end of the Fund is June 30 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by independent registered public accounting firm, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries. Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth in the Fund’s Part A.

Additional Information. The Prospectus and this Statement of Additional Information do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, DC, under the Securities Act and the Investment Company Act, to which reference is hereby made.

Under a separate agreement, ML & Co. has granted the Fund the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co., under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

Potential Conflicts of Interest

Activities of the Investment Adviser, Merrill Lynch & Co., Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and their Affiliates (collectively, “Merrill Lynch”) and Other Accounts Managed by Merrill Lynch. Merrill Lynch is a worldwide, full service investment banking, broker-dealer, asset management and financial services organization. As a result, Merrill Lynch (including, for these purposes, its Directors, partners, trustees, managing members, officers and employees), including the entities and personnel who may be involved in the investment activities and business operations of the Fund, is engaged in businesses and has interests other than that of managing the Fund. These are considerations of which investors in the Fund should be aware, and which may cause conflicts of interest that could disadvantage the Fund. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities and other instruments, and companies that may be purchased or sold by the Fund.

Merrill Lynch and its affiliates, including, without limitation, the Investment Adviser and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts and other funds and collective investment vehicles) that have investment objectives similar to those of the Fund and/or that engage in transactions in the same types of securities, currencies and instruments as the Fund. Merrill Lynch and its affiliates are also major participants in the global currency, equities, swap and fixed-income markets, in each case both on a proprietary basis and for the accounts of customers. As such, Merrill Lynch and its affiliates are actively engaged in transactions in the same securities, currencies, and instruments in which the Fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the Fund invests, which could have an adverse impact on the Fund’s performance. Such transactions, particularly in respect of most proprietary accounts or customer accounts, will be executed independently of the Fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the Fund. When the Investment Adviser and its advisory affiliates seek to purchase or sell the same assets for their managed accounts, including the Fund, the assets actually purchased or sold may be allocated among the accounts on a basis determined in their good faith discretion to be equitable. In some cases, this system may adversely affect the size or the price of the assets purchased or sold for the Fund.

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The results of the Fund’s investment activities may differ significantly from the results achieved by the Investment Adviser and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that Merrill Lynch and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which Merrill Lynch and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of Merrill Lynch and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the Fund’s activities may also be restricted because of regulatory restrictions applicable to Merrill Lynch and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when the Investment Adviser, and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which the Investment Adviser and/or its affiliates are performing services or when position limits have been reached.

In connection with its management of the Fund, the Investment Adviser may have access to certain fundamental analysis and proprietary technical models developed by Merrill Lynch. The Investment Adviser will not be under any obligation, however, to effect transactions on behalf of the Fund in accordance with such analysis and models. In addition, neither Merrill Lynch nor any of its affiliates will have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of the Fund and it is not anticipated that the Investment Adviser will have access to such information for the purpose of managing the Fund. The proprietary activities or portfolio strategies of Merrill Lynch and its affiliates or the activities or strategies used for accounts managed by them or other customer accounts could conflict with the transactions and strategies employed by the Investment Adviser in managing the Fund. In addition, certain principals and certain employees of the Investment Adviser are also principals or employees of Merrill Lynch or its affiliated entities. As a result, the performance by these principals and employees of their obligations to such other entities may be a consideration of which investors in the Fund should be aware.

The Investment Adviser may enter into transactions and invest in securities, instruments and currencies on behalf of the Fund in which customers of Merrill Lynch (or, to the extent permitted by the Commission, Merrill Lynch) serve as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the Fund, and such party may have no incentive to assure that the Fund obtains the best possible prices or terms in connection with the transactions. In addition, the purchase, holding and sale of such investments by the Fund may enhance the profitability of Merrill Lynch. Merrill Lynch and its affiliates may also create, write or issue derivative instruments for customers of Merrill Lynch or its affiliates, the underlying securities, currencies or instruments of which may be those in which the Fund invests or which may be based on the performance of the Fund. The Fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by Merrill Lynch or its affiliates and may also enter into transactions with other clients of Merrill Lynch or its affiliates where such other clients have interests adverse to those of the Fund. At times, these activities may cause departments of Merrill Lynch or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the Fund. To the extent affiliated transactions are permitted, the Fund will deal with Merrill Lynch and its affiliates on an arms-length basis.

The Fund will be required to establish business relationships with its counterparties based on the Fund’s own credit standing. Neither Merrill Lynch nor its affiliates will have any obligation to allow their credit to be used in connection with the Fund’s establishment of its business relationships, nor is it expected that the Fund’s counterparties will rely on the credit of Merrill Lynch or any of its affiliates in evaluating the Fund’s creditworthiness.

It is also possible that, from time to time, Merrill Lynch or any of its affiliates may, although they are not required to, purchase and hold shares of the Fund in order to increase the assets of the Fund. Increasing the Fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the Fund’s expense ratio. Merrill Lynch reserves the right to redeem at any time some or all of the shares of the Fund acquired for its own account. A large redemption of shares of the Fund by Merrill Lynch could significantly reduce the asset size of the Fund, which might have an adverse effect on the Fund’s investment flexibility, portfolio diversification and expense ratio. Merrill Lynch will consider the effect of redemptions on the Fund and other shareholders in deciding whether to redeem its shares.

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It is possible that the Fund may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships as well as securities of entities in which Merrill Lynch makes a market. The Fund also may invest in securities of companies that Merrill Lynch provides or may someday provide research coverage. Such investments could cause conflicts between the interests of the Fund and the interests of other Merrill Lynch clients. In making investment decisions for the Fund, the Investment Adviser is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of Merrill Lynch in the course of these activities. In addition, from time to time, Merrill Lynch’s activities may limit the Fund’s flexibility in purchases and sales of securities. When Merrill Lynch is engaged in an underwriting or other distribution of securities of an entity, the Investment Adviser may be prohibited from purchasing or recommending the purchase of certain securities of that entity for the Fund.

The Investment Adviser, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by Directors, officers and employees and affiliates of the Investment Adviser that are the same, different from or made at different times than positions taken for the Fund. To lessen the possibility that the Fund will be adversely affected by this personal trading, the Fund and the Investment Adviser each has adopted a Code of Ethics in compliance with Section 17(j) of the Investment Company Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. The Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Code of Ethics is also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Investment Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the Investment Company Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, Directors, or investment advisers. These transactions would be effected in circumstances in which the Investment Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

Present and future activities of Merrill Lynch, including the Investment Adviser, in addition to those described in this section, may give rise to additional conflicts of interest.

Item 15. Brokerage Allocation and Other Practices.
Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Fund’s portfolio transactions and the allocation of brokerage. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, the Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Advisor and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

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Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser’s receipt of research services.

In some cases, the Investment Adviser may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

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The Investment Adviser does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for a Fund; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Investment Adviser neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.
The Fund anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transactions costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.
Information about the brokerage commissions paid by the Fund, including commissions paid to Merrill Lynch, is set forth in the following table:

Fiscal Year Ended June 30,	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch

2004	$499,169	$24,677
2003*	$485,781	$18,585

*	For the period November 13, 2002 (commencement of operations) to June 30, 2003.

For the fiscal year ended June 30, 2004, the brokerage commissions paid to Merrill Lynch represented 4.94% of the aggregate brokerage commissions paid and involved 3.24% of the Fund’s dollar amount of transactions involving payment of commissions during the year.
The Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Because transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

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The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund also has retained an affiliated entity of the Investment Adviser as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal year ended June 30, 2004 and for the period November 13, 2002 (commencement of operations) to June 30, 2003, the lending agent received $2,240 and $0 in securities lending agent fees from the Fund. In connection with securities lending activities, the lending agent may, on behalf of the Fund, invest cash collateral received by the Fund for such loans in, among other things, a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Fund may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser’s waiver of a portion of its advisory fee.
Section 11(a) of the Exchange Act generally prohibits members of the US national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund.

The Trustees have considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.
The value of the Fund’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) if any portion of such holdings were purchased during the fiscal year ended June 30, 2004 are as follows:

Regular Broker-Dealer	Debt (D) / Equity (E)	Aggregate Holdings (000’s)
Citigroup Inc.	E	$9,905
Morgan Stanley	E	$4,284

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Portfolio Turnover

The Fund will effect portfolio transactions without regard to a holding period if, in the Investment Adviser’s judgment, such transactions are necessary in order to reallocate its assets between the Value Component or Protection Component during the Guarantee Period or are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The continuous reallocation of Fund assets may cause the Fund to have a higher portfolio turnover rate as compared to other mutual funds. Higher portfolio turnover may involve greater tax consequences for investors and correspondingly greater transaction costs in the form of the dealer spreads and brokerage commissions, which are borne directly by the Fund.
Item 16. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Fund’s Part A.

The Trust is organized as a statutory trust under Delaware law. Under the Agreement and Declaration of Trust, that establishes the Trust, the Trustees are authorized to issue beneficial interests in each series of the Trust and create future series. Under the Agreement and Declaration of Trust, the Trustees may also, subject to applicable law, (i) divide the beneficial interest in each series or class thereof into shares, with or without par value as the Trustees shall determine; (ii) issue shares without limitation as to number (including fractional shares) at such time or times and on such terms as the Trustees may deem appropriate; (iii) classify or reclassify any issued shares of any series or class thereof into shares of one or more series or classes thereof; and (iv) take such other action with respect to the shares as the Trustees may deem desirable. The Fund’s shares currently are divided into Class A, Class B, Class C and Class I shares. Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.
Subject to the distinctions permitted among classes of the same series as established by the Trustees consistent with the requirements of the Investment Company Act, each share of a series of the Trust shall represent an equal beneficial interest in the net assets of such series, and each holder of shares of a series shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust.

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Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Trustees and any other matter submitted to a shareholder vote except that shareholders of the classes bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenses (except that Class B shareholders may vote upon any material change to expenses charged under the Class A Distribution Plan). The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Trustees. Also, the by-laws of the Trust require that a special meeting of stockholders of the Fund be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Delaware law. Voting rights for Trustees are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of the Fund is entitled to participate equally in any dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related solely to one class will be borne solely by such class.

Fund Asset Management, LP and its affiliates provided the initial capital for the Trust by purchasing approximately 20,000 shares of beneficial interest in the Trust (including 10,000 shares of the Fund for $100,000), in the aggregate amount of $200,000. Such shares were acquired for investment and can only be disposed of by redemption.

During the Post-Guarantee Period, the Board of Trustees may, in its discretion, cause the Fund to invest all of its assets in shares of another mutual fund with the same investment objective (in a master/feeder structure). In such event, the Fund will become a “feeder” fund in a master/feeder structure and will not make direct investments in securities. The Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds pursuant to a fund of funds structure. As a matter of policy, however, the Fund will invest less than 45% of its assets in a single other fund which is a master fund if making investments pursuant to a fund of funds structure. Finally, the Board of Trustees may also cause the Fund to be liquidated or combined with another fund. Each of these actions may be taken without shareholder approval, unless otherwise required by law.

Item 17. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Fund’s Part A.
(a) Purchase of Shares of the Fund.

The Fund is in the Guarantee Period and is not currently offering its shares.

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The Fund has outstanding four classes of shares under the Merrill Lynch Select PricingSM System: shares of Class A and Class I were sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C were sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C and Class I share of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Class A, Class B and Class C shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class A shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. Class A, Class B, Class C and Class I shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan).

The purpose and function of the initial sales charges with respect to the Class A and Class I shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.
Set forth below is information regarding the front end sales charges received by the Fund, including amounts paid to Merrill Lynch, in connection with purchases of Class A and I shares for the fiscal years ended June 30, 2004 and 2003.

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	Class A
	Gross Sales Charges Collected	Sales Charges Retained by Distributor	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load Waived Shares
Fiscal Year Ended June 30,
2004	$0	$0	$0	$0
2003	$893,327	$44,463	$848,864	$0

	Class I
	Gross Sales Charges Collected	Sales Charges Retained by Distributor	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load Waived Shares
Fiscal Year Ended June 30,
2004	$0	$0	$0	$0
2003	$0	$0	$0	$0

FAMD, an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (mailing address: PO Box 9081, Princeton, New Jersey 08543-9081) acts as Distributor for the Fund.

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Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty.

Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees. The Fund’s Guarantee Period ends after approximately seven years, while Class B shares of a Fund convert into Class A shares after approximately eight years.

During the Post-Guarantee Period, the public offering price of Class B and Class C shares will be the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

Contingent Deferred Sales Charges — Class B Shares

Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Class B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge
0 - 1	4.0%
1 - 2	4.0%
2 - 3	3.0%
3 - 4	3.0%
4 - 5	2.0%
5 - 6	1.0%
6 and thereafter	None

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

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Class B shareholders of a Fund exercising the exchange privilege described under “Shareholder Services Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account (“IRA”) or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC may be waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC may be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Investors and held at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs.
Conversion of Class B Shares to Class A Shares. After approximately eight years (the “Conversion Period”), Class B shares of the Fund will be converted automatically into Class A shares. Class A shares are subject to an ongoing annual account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class A shares will occur at least once each month (the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.
In addition, shares purchased though reinvestment of dividends on Class B shares also will convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class A shares of a Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of that Fund held in the account on the Conversion Date will be converted to Class A shares of that Fund.

In general, Class B shares of equity Select Pricing Funds convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs.

Class B shareholders of the Fund exercising the exchange privilege described under “Shareholder Services — Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange. A shareholder may not exchange shares of another Merrill Lynch fund for shares of the Fund during the Guarantee Period.

Contingent Deferred Sales Charges — Class C Shares
Class C shares that are redeemed within one year of purchase may be subject only to a 1% CDSC charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Financial Warranty. In determining whether a Class C CDSC is

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applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. A shareholder may not exchange shares of another Merrill Lynch fund for shares of the Fund during the Guarantee Period. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or redemptions of Class C shares by certain retirement plans.

Set forth below is information regarding the CDSCs received by the Fund, including amounts paid to Merrill Lynch, in connection with redemptions of Class B and Class C shares for the fiscal years ended June 30, 2004 and 2003.

	Class B
	CDSCs Received by Distributor	CDSCs Paid to Merrill Lynch
Fiscal Year Ended June 30,
2004	$817,136	$817,136
2003	$135,964	$135,964

	Class C
	CDSCs Received by Distributor	CDSCs Paid to Merrill Lynch
Fiscal Year Ended June 30,
2004	$42,730	$42,730
2003	$46,621	$46,621

Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to a Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See “Limitations on the Payment of Deferred Sales Charges” below.

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Closed-End Fund Reinvestment Options

Class A shares of a Fund (“Eligible Class A Shares”) are offered at net asset value to holders of the common stock of certain closed-end funds advised by MLIM/FAM and their affiliates who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select PricingSM System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, during a Fund’s Post-Guarantee Period, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class I shares (if eligible to buy Class I shares) or Class A shares of the Fund (“Eligible Class A Shares”), during a Fund’s Post-Guarantee Period, at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class I Shares. Second, the closed-end fund shares must either have been acquired in that fund’s initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

Subject to the conditions set forth below, shares of the Fund are offered, during the Fund’s Post-Guarantee Period, at net asset value to holders of the common stock of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class I shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund.

In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an “eligible fund”) must sell his or her shares of common stock of the eligible fund (the “eligible shares”) back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge (as defined in the eligible fund’s prospectus) is applicable. Purchase orders from eligible fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

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Distribution Plans

The Distribution Plan for Class A, Class B and Class C shares of the Fund each provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor for providing, or arranging for the provision of, account maintenance activities with respect to Class A, Class B and Class C shares. Each of those classes have exclusive voting rights with respect to the Distribution Plan adopted in respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan).

The Distribution Plan for each of the Class B and Class C shares of the Fund each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor for providing or arranging for the provision of shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate selected securities dealers or financial intermediaries in connection with the sale of the Class B and Class C shares.

The Fund’s Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

Among other things, each Distribution Plan provides that the Distributor shall provide and the Trustees shall review quarterly reports of the disbursement of the distribution and/or account maintenance fees paid to the Distributor. Payments under the Distribution Plan are based on a percentage of average daily net assets

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attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration quarterly and, in connection with their deliberations as to the continuance of the Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees. Distribution-related expenses consist of Financial Advisor compensation.
As of June 30, 2004, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $866,547 (.57% of Class B average daily net assets at that date). As of June 30, 2004, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $1,364,020 (1.16% of Class C average daily net assets at that date).

For the fiscal year ended June 30, 2004, the Fund paid the Distributor $43,549 pursuant to the Class A Distribution Plan (based on the average net assets subject to such Class A Distribution Plan of approximately $17.4 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class A shares. For the fiscal year ended June 30, 2004, the Fund paid the Distributor $1,531,229 pursuant to the Class B Distribution Plan (based on the average net assets subject to such Class B Distribution Plan of approximately $153.1 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended June 30, 2004, the Fund paid the Distributor $1,189,620 pursuant to the Class C Distribution Plan (based on the average net assets subject to such Class C Distribution Plan of $119.0 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares.
Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).
The following table sets forth comparative information as of June 30, 2004 with respect to Class B shares and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule.

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Data Calculated as of June 30, 2004 (in thousands)
	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor (4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Class B Shares for the Period November 13, 2002 (commencement of operations) to June 30, 2004
Under NASD Rule as Adopted	$156,038	$9,749	$733	$10,482	$2,766	$7,716	$977
Class C Shares for the Period November 13, 2002 (commencement of operations) to June 30, 2004
Under NASD Rule as Adopted	$128,036	$7,984	$623	$8,607	$1,583	$7,024	$709

(1)	Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestments and the exchange privilege.
(2)	Includes amounts attributable to exchanges from Summit Cash Reserves Fund (“Summit”) which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the “redeemed fund”). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3)	Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.
(4)	Consists of CDSC payments, distribution fee payments and accruals. See “Key Facts —Fees and Expenses“in the Prospectus. This figure may include CDSC that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder’s participation in the Merrill Lynch Mutual Funds Advisor (“MFA”) program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.
(5)	Provided to illustrate the extent to which the current level of distribution fee payments (not including any CDSC payments) is amortizing the unpaid balance. No assurance can be given that payments of the distribution fee will reach the NASD maximum.
Redemption of Shares

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. Redemptions made for any reason prior to the Guarantee Maturity Date will reduce a shareholder’s Guaranteed Amount. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the net asset value per share of the Fund and your Guaranteed Amount.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund at such time.

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The Trust, on behalf of the Fund, has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

In addition, during the Post-Guarantee Period, the Trustees may authorize the Trust to redeem all or any part of the outstanding shares of any class or series of the Trust, including the Fund, upon written notice to shareholders.

For a redemption request to be priced at the net asset value on the day of a request (or for redemptions on the Guarantee Maturity Date at the greater of the net asset value on that date and the shareholder’s Guaranteed Amount), the redemption order must be placed with a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the net asset value at the close of business on the next business day and will be priced according to market fluctuation.

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., PO Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register; and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused

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if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a US bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a US bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary prior to 4:00 p.m. on the same day. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund at the time required in order to obtain that day’s closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Funds (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth above.

Shareholder Services

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your Merrill Lynch Financial Advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to US investors.

Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time during the initial offering period by mailing a check directly to the Transfer Agent. A shareholder also may maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a

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Merrill Lynch brokerage account or account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege
The Fund does not offer the ability to exchange into the Fund during the Guarantee Period. Because the Fund is not continuously offering its shares during the Guarantee Period, if a shareholder exchanges shares of the Fund for shares of another fund, the shareholder will not be able to effect an exchange back into the Fund during the Guarantee Period. In addition, the exchange will be considered a redemption and will reduce the shareholder’s Guaranteed Amount. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch or its affiliates may not be able to exchange Fund shares for shares of other Merrill Lynch funds. Shareholders should consult their own securities dealer or other financial intermediary to determine their eligibility to exercise the exchange privilege.

U.S. shareholders of each class of shares of the Fund generally have an exchange privilege with other Select Pricing Funds, including Class A shares of Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.
Exchanges of Class A and Class I Shares. Class I shareholders may exchange Class I shares of the Fund for Class I shares of a second Select Pricing Fund if the shareholder holds any Class I shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class I shares of the second fund. If the Class I shareholder wants to exchange Class I shares for shares of a second Select Pricing Fund, but does not hold Class I shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class I shares of the second fund, the shareholder will receive Class A shares of the second fund as a result of the exchange. Class A shares also may be exchanged for Class I shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class I shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class I shares of the second fund. Class A shares are exchangeable with shares of the same class of certain other Select Pricing Funds.

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Exchanges of Class A and Class I shares outstanding (“outstanding Class A or Class I shares”) for Class A or Class I shares of other Select Pricing Funds or for Class A shares of Summit (“new Class A or Class I shares”) are transacted on the basis of relative net asset value per new Class A or Class I share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding shares and the sales charge payable at the time of the exchange on the new Class A or Class I shares. With respect to outstanding shares as to which previous exchanges have taken place, the “sales charge previously paid” shall include the aggregate of the sales charges paid with respect to such shares in the initial purchase and any subsequent exchange. Class A or Class I shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class I shares. For purposes of the exchange privilege, outstanding Class A or Class I shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the outstanding Class A or Class I shares on which the dividend was paid. Based on this formula, Class A and Class I shares generally may be exchanged into new Class A or Class I shares respectively, of the other Select Pricing Funds with a reduced sales charge or without a sales charge.
Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding (“outstanding Class B or Class C shares”) offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit (“new Class B or Class C shares”) on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to that fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. Because the Fund does not offer its shares during the Guarantee Period, shares of another Merrill Lynch Fund may not be exchanged for Fund shares during the Guarantee Period. This is true even if you previously held shares of the Fund. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is “tacked” to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Small Cap Value Fund, Inc. (“Small Cap Value Fund”) after having held their Fund’s Class B shares for two and a half years. The 3.0% CDSC that generally would apply to a redemption would not apply to the exchange. (Any shares of the Fund exchanged for shares of another Merrill Lynch Fund will not receive the benefit of the Financial Warranty.) Four years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by “tacking” the two and a half year holding period of the Fund Class B shares to the four-year holding period for the new Small Cap Value Fund Class B shares, the investor will be deemed to have held the Small Cap Value Fund Class B shares for more than six years.

Exchanges for Shares of a Money Market Fund. Class A or Class I shares of the Fund are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class I shares of other Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of other Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Because the Fund does not offer its shares during the Guarantee Period, shares of another Merrill Lynch Fund may not be exchanged for Fund shares during the Guarantee Period. This is true even if you previously held shares of the Fund. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

Prior to October 12, 1998, exchanges from certain Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit. Shareholders who have exchanged Select Pricing Fund shares for shares of such other money market funds and subsequently wish to exchange those money market fund shares for shares of the Fund during the Post-Guarantee Period will be

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subject to the CDSC schedule applicable to such Fund shares, if any. There can be no exchanges into shares of the Fund during the Guarantee Period. The holding period for the money market fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on such shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the holding period for Class B or Class C shares of the Fund received in exchange for such money market fund shares will be aggregated with the holding period for the fund shares originally exchanged for such money market fund shares for purposes of reducing the CDSC or satisfying the Conversion Period.

Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch and its affiliates should consult such dealer or intermediary to determine their eligibility to exercise the exchange privilege. Shareholders of the Fund, and shareholders of other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege, if eligible, by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange, shareholders should call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

The exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to eligible US shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs. Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Class I shares at net asset value. Under specified circumstances, during the Post-Guarantee Period, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class I shares of the Fund. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class of shares of a money market fund at net asset value. If shares of a Fund are redeemed or exchanged for shares of another fund, a shareholder will no longer receive the benefit of the Financial Warranty with respect to those shares. In addition, upon termination of participation in certain Programs, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the

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imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Because Fund shares are not offered during the Guarantee Period, you will not be able to avoid such Program fees by repurchasing Fund shares during that time. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program’s client agreement and from the Transfer Agent at 1-800-MER-FUND.

Retirement and Education Savings Plans. Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Merrill Lynch may charge an initial establishment fee and an annual custodial fee for each account. Information with respect to these plans is available on request from Merrill Lynch.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and Coverdell Education Savings Accounts, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings account should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

Automatic Dividend Reinvestment Plan. Dividends will be automatically reinvested, without a sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

Shareholders may elect to have dividends or both dividends and capital gains distributions paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If dividends or distributions are paid in cash to a shareholder, they will reduce the shareholder’s Guaranteed Amount. If the shareholder’s account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder’s address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder’s bank account.

(b) Fund Reorganizations. Not applicable

(c) Pricing of Shares

The net asset value of the shares of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. Dollar currencies are translated into US dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the applicable Investment Adviser and Distributor, are accrued daily.

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The per share net asset value of Class A, Class B and Class C shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class A shares. Moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the distribution fees and higher agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Securities that are held by the Fund that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Trustees of the Fund. Long positions traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations.

Repurchase agreements are valued at cost plus accrued interest. The Fund employs pricing services to provide certain securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of the Fund under the general supervision of the Fund’s Board of Trustees. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Fund.

Generally, trading in foreign securities, as well as US government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Fund’s Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Fund’s Board of Trustees.

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Item 18. Taxation of the Trust.
Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to a Fund’s shareholders at least annually. Shareholders may elect in writing to receive any such dividends in cash. Cash dividends will reduce your Guaranteed Amount.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan” above. A shareholder may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and I shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class A shares will be lower than the per share dividends on Class I shares as a result of the account maintenance fees applicable with respect to Class A shares. See “Pricing of Shares — Determination of Net Asset Value.” Within 60 days after the end of the Fund’s taxable year, each shareholder will receive notification summarizing the dividends he or she received that year. This notification will also indicate whether those dividends should be treated as ordinary income or long-term capital gains.

Taxes

The Fund intends to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class I shareholders (“shareholders”). The Fund intends to distribute substantially all of such income and gains.

Qualification of the Fund as a RIC requires, among other things, that (a) at least 90% of the Fund’s annual gross income be derived from interest, dividends, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (b) the Fund diversify its holdings so that, at the end of each quarter of the taxable year. (i) at least 50% of the fair market value of its assets is represented by cash, US Government securities and other stock or securities are limited, in respect of any one issuer, to an amount not greater than 5% of the fair market value of the Fund’s assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the fair market value of its assets is invested in the securities of any one issuer (other than US Government securities or securities of other RICs); and (c) the Fund distribute to its shareholders at least 90% of its net taxable investment income and short-term (but not long-term) capital gains and 90% of its net tax exempt interest income in each year.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

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Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income. Pursuant to recently enacted legislation, certain ordinary income dividends received by non-corporate shareholders (including individuals) may be eligible for long-term capital gain tax rates. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in options, futures and warrants) (“capital gain dividends”) are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Certain categories of capital gains are taxable at preferential rates. Generally not later than 60 days after the close of its taxable year, a Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends, as well as any amount of capital gain dividends.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for federal income tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares for Class A shares. A shareholder’s basis in the Class A shares acquired will be the same as such shareholder’s basis in the Class B shares converted, and the holding period of the acquired Class A shares will include the holding period of the converted Class B shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.

While the tax character of a payment in respect of the Guaranteed Amount is not free from doubt, should it be necessary for the Warrantee Provider to make a payment to the Fund under the Warranty Agreement, the Fund intends to treat at least a portion of this payment as a capital gain to the Fund. Such gain would be offset by any allowable capital losses.

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Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% US withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under an applicable treaty. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the US withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to a Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Tax Treatment of Options and Futures Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options, forward foreign exchange and futures contracts held by a Fund that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such contract will be treated as sold for its fair market value on the last business day of the taxable year. Generally, unless such contract is a forward foreign exchange contract, or is a listed non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments. Any net mark-to-market gains and/or gains from “constructive sales” (as described below) may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gain or loss realized by the Fund from a closing transaction with respect to options written by the Fund, or gain from the lapse of any such option, will be treated as short-term capital gain or loss. Gain or loss realized by the Fund from options (other than options that are section 1256 contracts) purchased by the Fund, as well as loss attributable to the lapse of such options, will be treated as capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon whether the Fund held the particular option for more than one year.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In such case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

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Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, a Fund may be required to postpone recognition for federal income tax purposes of losses incurred in certain sales of securities and closing transactions with respect to options, futures and forward foreign exchange contracts or to treat certain long-term capital gains as short-term capital gains and certain short-term capital losses as long-term capital losses. Code Section 1259 of the Code, which deals with “constructive sale” of appreciated positions, may apply to accelerate the recognition of income for federal income tax purposes. In addition, Code Section 1258, which applies to certain “conversion transactions,” may treat all or a portion of the gain from certain transactions as ordinary income, rather than as capital gain.

Special Rules for Certain Foreign Currency Transactions

In general, gains from “foreign currencies” and from foreign currency options, relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.
Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the US dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts” and from options (other than listed non-equity options) will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by and listed non-equity options Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.
The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent

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Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisors regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.
Item 19. Underwriters.
FAMD serves as the Fund’s underwriter. See “Purchase of Shares of the Fund” above.
Item 20. Calculation of Performance Data.
From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class I shares in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares, but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rate of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by a Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

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Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares, and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the redemption are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

In order to reflect the reduced sales charges in the case of Class A or Class I shares, or the waiver of the CDSC in the case of Class B or Class C shares, applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

Total return figures are based on a Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.
On occasion, the Fund may compare its performance to various indices, including the Standard & Poor’s 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

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The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its respective investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.
Item 21. Financial Statements.

The Fund’s audited financial statements, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to its 2004 Annual Report. Investors may request a copy of the Annual Report at no additional charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

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PART C. OTHER INFORMATION
Item 22. Exhibits

Exhibit Number			Description

1	(a)	—	Declaration of Trust.(3)
	(b)	—	Certificate of Trust.(1)
	(c)	—	Certificate of Amendment of Certificate of Trust.(8)
2		—	By-Laws of Registrant.(8)
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4		—	Management Agreement between the Registrant, on behalf of the Merrill Lynch Basic Value Principal Protected Fund (the “Value Fund”), and Fund Asset Management, L.P. (“FAM”).(10)
5		—	Form of Distribution Agreement between Registrant and FAM Distributors, Inc.(8)
6		—	Not applicable.
7	(a)	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co., Inc.(5)
8	(a)	—	Form of Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.(8)
	(b)	—	Form of License Agreement relating to the use of name between Merrill Lynch & Co., Inc. and Registrant.(8)
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(7)
	(d)	—	Financial Warranty Agreement among the Registrant, on behalf of the Value Fund, FAM and Main Place Funding, LLC.(11)
	(e)	—	Form of Fee Waiver Agreement between the Registrant, on behalf of Value Fund, and FAM.(15)
	(f)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Value Fund, and FAM.(12)
	(g)	—	Form of Service Agreement between Registrant, on behalf of the Value Fund, FAM, Main Place Funding, LLC and Brown Brothers Harriman & Co., Inc.(13)
	(h)	—	Form of Bank of America Corporation Guarantee (Value Fund).(14)
9		—	Not Applicable.
10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Registrant.*
	(b)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Main Place Funding, LLC.*
11		—	Not applicable.
12		—	Certificate of Initial Shareholders.(8)
13	(a)	—	Amended and Restated Class A Shares Distribution Plan.(16)
	(b)	—	Form of Class B Shares Distribution Plan.(8)
	(c)	—	Form of Class C Shares Distribution Plan.(8)
14	(a)	—	Not applicable.
	(b)	—	Powers of Attorney.(8)
15		—	Revised Merrill Lynch Select Pricing System Plan pursuant to Rule 18f-3.(16)
16		—	Code of Ethics.(2)

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*	Filed herewith.
(1)	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement filed on Form N-1A filed on July 15, 2002 (File No. 333-92404).
(2)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund, Inc. (File No. 333-110936), filed on January 22, 2004.
(3)	Incorporated by reference to the identically numbered exhibit to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on August 28, 2002 (File No. 333-92404).
(5)	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(7)	Incorporated by reference to exhibit number 8(d) to Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(8)	Incorporated by reference to Exhibit 16 to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Merrill Lynch Real Investment Fund (File No. 333-111815) filed on March 23, 2004.
(9)	Incorporated by reference to Exhibit 10(e) to Registrant’s Registration Statement on Form N-1A filed on November 5, 2002 (File No. 333-92404).
(10)	Incorporated by reference to Exhibit No. 4(b) to Registrant’s Registration Statement on Form N-1A filed on November 5, 2002 (File No. 333-92404).
(11)	Incorporated by reference to Exhibit No. 8(d)(2) to Registran’s Registration Statement on Form N-1A filed on November 5, 2002 (File No. 333-92404).
(12)	Incorporated by reference to Exhibit No. 8(h)(2) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(13)	Incorporated by reference to Exhibit No. 8(i)(2) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(14)	Incorporated by reference to Exhibit No. 8(j) (2) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(15)	Incorporated by reference to Exhibit No. 8(g) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(16)	Incorporated by reference to Exhibits 13(a) and 14 to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Merrill Lynch Pacific Fund, Inc., filed on April 17, 2003.

Item 23. Persons Controlled by or under Common Control with Registrant.

The Fund does not control and is not under common control with any other entity.
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Item 24. Indemnification.
As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the “Investment Company Act”), and pursuant to Sections 2, 3 and 4, of Article VII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registration Statement), Sections 2, 3 and 4 of Article XI of the Registrant’s By-laws (Exhibit 2 to this Registration Statement), and items a. and b. of Section 9 of the Registrant’s Distribution Agreement, the Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VII, Section 2 of the Registrant’s Declaration of Trust provides:

Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-laws All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

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Article VII, Section 3 of the Registrant’s Declaration of Trust further provides:

Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Article VII, Section 4 of the Registrant’s Declaration of Trust further provides:

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Article XI, Section 2 of the Registrant’s By-laws provides:

Section 2. Indemnification. Subject to the exceptions and limitation contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

Article XI, Section 3 of the Registrant’s By-laws further provides:

Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

(1) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(2) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i) by the court or other body before which the proceeding was brought;

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(ii)	by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)	by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

Article XI, Section 4 of the Registrant’s By-laws further provides:

Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Sections 9a. and 9 b. of the Registrant’s Distribution Agreement further provide:

a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund’s shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person

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or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

b. The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers, the applicable Fund, and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust, By-laws and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.
Item 25. Business and Other Connections of Investment Adviser.
Fund Asset Management, L.P. (“FAM”) acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

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Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since July 1, 2001 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, MLIM and their affiliates. Mr. Doll is an officer of one or more of such companies.

Officers and partners of FAM are set forth as follows:
Name	Positions with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President

President of MLIM; Co-Head (Americas Region) of MLIM from 2000 to 2001; Senior Vice President of FAM and MLIM from 1999 to 2001; President and Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

Donald C. Burke	First Vice President, Treasurer	First Vice President, Director of Taxation and Treasurer of MLIM; Treasurer, Senior Vice President and Director of Princeton Services; Vice President of FAMD
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Name	Positions with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment
Andrew J. Donohue	Senior Vice President and General Counsel	First Vice President and General Counsel of MLIM; Senior Vice President, General Counsel and Director of Princeton Services, Inc.; President and Director of FAMD.

Alice A. Pellegrino	Secretary	Secretary of MLIM; Secretary of FAMD; and Secretary of Princeton Services

Item 26. Principal Underwriters.

(a) FAMD acts as the principal underwriter for each of the following open-end registered investment companies, including the Registrant: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch USA Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.
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(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is PO Box 9081, Princeton, New Jersey 08543-9011.

Name	Positions and Offices with FAMD	Positions and Offices with Registrant
Andrew J. Donahue	President and Director	None
Michael G. Clark	Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
Thomas F. Gordon	Treasurer	None
Daniel Dart	Director	None
Jerry W. Miller	Director	None
Alice A. Pellegrino	Secretary	Secretary

(c) Not Applicable.

Item 27. Location of Accounts and Records.
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(1)	the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(2)	the transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

(3)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts, 02109.

(4)	the investment adviser for Merrill Lynch Basic Value Principal Protected Fund, Fund Asset Management, LP
(5)	the accounting service provider, State Street Bank and Trust, 500 College Road East, Princeton, New Jersey, 08540.

Item 28. Management Services.
Other than as set forth under the caption “Management, Organization and Capital Structure” in Part A of the Registration Statement and under “Management of the Fund” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

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Item 29. Undertakings.
Capitalized terms used in these undertakings and not otherwise defined, have the respective meanings assigned to them in this Registration Statement.

1.	During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the financial warranty issued by Main Place Funding, LLC (“Main Place”) under the Financial Warranty Agreement or Bank of America Corporation’s (the “Corporation”) guarantee of Main Place’s obligations under the Financial Warranty Agreement (the “Guarantee”). These significant events include (i) the termination of the Financial Warranty Agreement or the Guarantee; (ii) a default under the Financial Warranty Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of the Corporation; or (iv) a reduction in the credit rating of the Corporation’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

2.	If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement under the Investment Company Act of 1940, as amended (the “1940 Act”), the Corporation or Main Place (or such successors or substituted entities, as applicable) cease to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for the Corporation or Main Place (or any successors or substituted entities thereto), as applicable, covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement, the consent of the independent auditors of the Corporation or Main Place (or such successors or substituted entities), as applicable, regarding such reports.

3.	During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports to shareholders, an offer to supply the most recent annual and/or quarterly report of each of the Corporation and Main Place, or their successors to the Guarantee or Financial Warranty Agreement, respectively, free of charge, upon a shareholder’s request.

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SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of October, 2004.
MERRILL LYNCH PRINCIPAL PROTECTED TRUST (Registrant)

By:	/s/ DONALD C. BURKE
Donald C. Burke, Vice President and Treasurer

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EXHIBIT INDEX

10	(a)	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for Registrant.
	(b)	—	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Main Place Funding, LLC.